Prospectus Supplement (Sales Report) No. 34 dated June 10, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 382113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382113	$11,200	$11,200	9.32%	1.00%	June 8, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 382113. Member loan 382113 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Timken	Debt-to-income ratio:	5.80%
Length of employment:	8 months	Location:	WADSWORTH, OH

Home town:
Current & past employers:	Timken
Education:

This borrower member posted the following loan description, which has not been verified:

My student loans were transferred to fixed rates for life except one. I want to transfer this portion to Lending Club. I have never missed a payment and I take pride in my excellent credit score and history. Monthly take home pay: $3,474 Debt: $31,600 Chase [$17.2K @ 4.99% fixed for life] [$10.0K @ 4.99% until March 2010] [$4.4K @ 3.99% fixed for life] $15,500 Bank of America @ 5.99% fixed for life $7,500 Advanta @ 2.99% fixed for life $2,700 Discover @ 0% fixed for life Budget: $1,827 mortgage $1,040 Chase $170 Bank of America $160 Advanta $60 Discover $47 term life insurance policy of $500K My wife's monthly paycheck is $3,100. She pays for utilities, daycare, 529 plans, etc. She has $500 cash leftover each month. We have $60,000 in mutual funds and $11,000 cash in a savings account. Our jobs are stable and safe. We work in the accounting and finance field.

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,926.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Two questions: - Why are you looking for a loan at about 10% that is almost identical to what you have in the bank earning 2% or less? - Why is your tax rate so high? $3474/5500 implies a rate of over 36%. I have employees in NY and CT (high tax states) making more than you state and paying far less in tax. Thank you.	Hi, thanks for the questions and thanks for reviewing my listing. (1) The $11,000 I have in a savings account is emergency money. I know and understand that I am borrowing at nearly 10% but the savings account needs to be there for emergencies. I have a young family and we sleep better at night knowing we have this money sitting safe. (1a) Our first priority is to pay Chase down. My budget is to send $1,040 per month but for June I already sent $1,150 so I am being aggressive on the Chase balance. I can honestly say that this Lending Club loan will NOT go the full 36 months, BUT...it will definitely go to at least 20 months before I start paying more to principal. I have a $500K life insurance policy so if something happens to me my wife will make sure all of our student loan debt gets paid off ASAP. We are both in the accounting/finance field and we take pride in our excellent, strong credit. (2) I can't answer question #2 without seeing my latest pay stub and it is saved electronically on my work computer. I can tell you that my monthly health insurance seems to be high, but that is normal in today's environment, especially for a family plan. I contribute 11% to my 401K also. I hope I answered everything fully. Let me know if you have more questions.

Member Payment Dependent Notes Series 398255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398255	$18,000	$18,000	11.58%	1.00%	June 10, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398255. Member loan 398255 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Edgar Kelly Rugs	Debt-to-income ratio:	5.08%
Length of employment:	2 years	Location:	buda, TX

Home town:	Prescott
Current & past employers:	Edgar Kelly Rugs, Calvary Chapel of Prescott
Education:	Calvary Chapel Bible College

This borrower member posted the following loan description, which has not been verified:

I own a high end rug business in Austin Tx. We have a great business catering to both the Austin and San Antonio area. We have a great reputation in the design community. We need some extra money for new inventory...we're always trying to stay ahead of the trends. We've Never missed a payment!

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,921.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have business partners?	No...it's a small family business.

Member Payment Dependent Notes Series 403630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403630	$4,000	$4,000	11.26%	1.00%	June 3, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403630. Member loan 403630 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Ernst & Young	Debt-to-income ratio:	2.62%
Length of employment:	10 months	Location:	Boston, MA

Home town:	Winchester
Current & past employers:	Ernst & Young
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan for a motorcycle. I have a very good credit score (700-800) and I have never missed a payment on a credit card or bill to my knowledge. I am currently employed at Ernst & Young in downtown Boston and live in Beacon Hill.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,109.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 404057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404057	$9,250	$9,250	11.89%	1.00%	June 9, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404057. Member loan 404057 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Financial Management Strategies	Debt-to-income ratio:	16.28%
Length of employment:	7 years	Location:	Medina, OH

Home town:	St. Charles
Current & past employers:	Financial Management Strategies, Key Corp.
Education:	Case Western Reserve University

This borrower member posted the following loan description, which has not been verified:

I have credit cards that I am paying extra on, and they are zero percent right now, but that will change in six months. I expect rates to increase over the next few years, so I want to lock in a fixed rate now. I have no problem making payments and paying extra on principle, this is more of a realization interest rates will go up in the near future. I have a good stable job where I am a partner in a firm, so I can not be fired. We have been in business for seven years and we have survived the 2000 bear market and are surviving this one as well. My FICO score is around 780, as I just bought out my car lease last month.

A credit bureau reported the following information about this borrower member on May 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,111.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what was the delinquency for?	I am checking on that now, as the only issue I ever had over the last two years was a credit card payment I made electronically on the date it was due, but they received the payment a couple days later. The card company upped my rate and assessed me a late fee. I called them to dispute the upped rate and late fee and they removed the late fee and set my rate back to where it was. I argued that my payment was sent electronically and had my bank call them to confirm when it was sent and in the end it was taken care of. I was unaware they actually reported it though, so I am going to talk to them to have this cleared as well.

Member Payment Dependent Notes Series 404982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404982	$17,000	$17,000	13.47%	1.00%	June 5, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404982. Member loan 404982 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	L-3 Communications	Debt-to-income ratio:	7.03%
Length of employment:	9 months	Location:	NEW YORK, NY

Home town:	Beacon
Current & past employers:	L-3 Communications, Bear Stearns Cos.
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Thank you for giving me a chance to consolidate my debt and start over!

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	63
Revolving Credit Balance:	$18,053.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but I have a few questions: 1. Can you please explain how you accumulated such a high credit balance? 2. You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) 3. What are the balances and interest rates on the card(s) you are hoping to pay off? 4. What is L-3 Communications? What is your job there? Given the turmoil in the economy, would you say your job is secure? 5. I looked up L-3 Communications (performing due diligence on this loan request) and the website says the company is based in Massachusetts. But your Lending Club profile indicates you are based in NYC. Does L-3 have a satellite office in NY? Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	1) My credit card balance has accumulated over the last few years due to many open cards and very high interest rates (currently, I have a few cards with an APR over 20%). I continually pay my bills on time, always paying more than the minimum. I have used these cards to assist with moving, school and living expenses. My ex-fiance opened a card under my name and never paid off his share, which has added to the balance as well. It's been difficult juggling many cards and high interest rates and I am ready and excited to consolidate them into one and pay it all off, once and for all 2) I will verify my income with Lending Club tomorrow using your advice, thank you. On top of base salary, I am eligible for overtime and bonus. 4) L-3 Communications is the 6th largest defense contractor in the United States (aerospace and defense industry). I work in the Corporate Communications department as the Executive Assistant to the VP Corporate Communications / Corporate Communications Coordinator. My job is very secure, and also a prime reason as to why I did not go back into finance after the collapse of Bear Stearns. I was looking for a job that was stable and offered a full-time position, something I couldn't really find in Finance at the time. 5) L-3 Communications is Headquartered in New York, NY. You can visit the Web site at www.L-3com.com. Thank you, please let me know if you have any further questions that I can answer for you!

Member Payment Dependent Notes Series 405008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405008	$3,200	$3,200	11.26%	1.00%	June 5, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405008. Member loan 405008 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	cady company	Debt-to-income ratio:	0.72%
Length of employment:	7 years 6 months	Location:	SCHUYLER LAKE, NY

Home town:	Ilion
Current & past employers:	cady company, Vulcan Materials
Education:

This borrower member posted the following loan description, which has not been verified:

I owe $2500.00 to my brother who has recently fallen on hard times and needs me to repay him as soon as possible. I also need about $700.00 to replace a rotting deck on the backside of my house.

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the Cady Company and what is your position? Also could you please disclose you monthly expenses? Thanks and I hope things look up for your brother.	Type your answer here.the cady company is the amsterdam division of the gorman group. we provide various types of surface treaments to full reconstruction of roads (paving) i am a paver operator
Greetings - Can you explain the 5 inquiries on your credit report? Thank you and best of luck on your loan. Art	Type your answer here.i have a limited credit history and was told to get a credit card to improve it. i applied to several credit companies but only accepted one offer
Hello bripaulmon. Will you provide more details about how much you originally borrowed from your brother, when you borrowed it, and what kind of payments you were making to him? Thank you and good luck.	Type your answer here.i originally borrowed $6000.00 in October of 2008. ive been paying 300 a month and gave him 1000 when i got my tax refund in february

Member Payment Dependent Notes Series 405415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405415	$20,000	$20,000	11.89%	1.00%	June 10, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405415. Member loan 405415 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,008 / month
Current employer:	NJM Insurance Group	Debt-to-income ratio:	10.55%
Length of employment:	1 year 2 months	Location:	Blackwood, NJ

Home town:	Bridge City
Current & past employers:	NJM Insurance Group
Education:	Rowan University

This borrower member posted the following loan description, which has not been verified:

Looking for investors / lenders to help secure a fast growing Franchise out of Beverly MA. Information about the company can be found on their website at www.NEHOTDOG.com I have already met with the CEO of the company and together we've researched possible locations for the Southern New Jersey Location. This loan request will satisfy the need of working capital and complete the quest for financing. Thanks for your anticipated interest. Sincerely, Benjamin Bard Goldbar Development LLC

A credit bureau reported the following information about this borrower member on May 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	43
Revolving Credit Balance:	$53,287.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
20000 buys the francise rights but what about building costs rental, Food service equipment. and location. Coild you provide for info please?	These funds are for working cap. Between personal equity and other funding sources I have secured sufficient capital to move forward with this project. Thanks for your question

Member Payment Dependent Notes Series 405520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
405520	$6,000	$6,000	12.21%	1.00%	June 9, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 405520. Member loan 405520 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	15.14%
Length of employment:	10 years 1 month	Location:	Lakeville, MN

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

My rate jumped to 24% on my credit card and this will allow me to pay it off sooner! Thanks for the help!

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1973	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	18	Months Since Last Delinquency:	15
Revolving Credit Balance:	$1,000.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the natures of the 3 delinquencies you've had in the last 2 years? Why are you requesting $6,000 when your revolving credit balance is only $1,000? Can you verify your income with LC?	I can verify my income if you let me know how to. Two of the delinquencies were for a former rental property when my tenants stop paying. The other was for a movie club in which I didn't know I had a bill due.
Sounds like you depend on your rental income a lot. What happens if your tenant skip on rent again? Also, why don't you borrow from your employer?	I was forced into being a landlord when our home didnt sell twice. Wells Fargo doesn't like unsecured lines currently.

Member Payment Dependent Notes Series 406148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406148	$5,000	$5,000	7.68%	1.00%	June 3, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406148. Member loan 406148 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Carnival Cruise Lines	Debt-to-income ratio:	7.72%
Length of employment:	5 years 9 months	Location:	MIAMI, FL

Home town:	Havana
Current & past employers:	Carnival Cruise Lines
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I have accommulated debt over the years that I need to resolve since I do not like to know that I am owing large amounts to anyone. I've requested loans before and have had great credit scores with all my accounts. So I yearn to be able to clear these accounts as soon as possible. Thank You!

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,263.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why only 5K when you have a revolving balance of over 14K?	I only need the 5K for now. I don't need any other loans except the one I'm asking for so why ask for more than I need and have to pay more and longer than necessary??

Member Payment Dependent Notes Series 406279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406279	$6,000	$6,000	7.68%	1.00%	June 3, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406279. Member loan 406279 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Parametric Technology Corp.	Debt-to-income ratio:	16.43%
Length of employment:	3 years 5 months	Location:	millis, MA

Home town:	Stoneham
Current & past employers:	Parametric Technology Corp., Digitas, Ace Ticket, Cingular, AT&T Inc.
Education:	Nichols College, Babson College

This borrower member posted the following loan description, which has not been verified:

Looking to finance my dream wedding and honeymoon. I haven't had a chance to save up as much as I wanted, this will help. Full Time work for 5+ years, paying a mortgage and bills. Need some extra money for that fabulous wedding and honeymoon! Nothing extravagant, just want it done right!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,694.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where are you going for the honeymoon?	Howdy, we will be travelling to Italy and Ireland, visiting family that won???t be able to make it to our wedding stateside.

Member Payment Dependent Notes Series 406336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406336	$12,000	$12,000	12.84%	1.00%	June 9, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406336. Member loan 406336 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	RIVERHEAD BAY MOTORS	Debt-to-income ratio:	9.77%
Length of employment:	3 years 7 months	Location:	SOUND BEACH, NY

Home town:	BROOKLYN
Current & past employers:	RIVERHEAD BAY MOTORS
Education:

This borrower member posted the following loan description, which has not been verified:

I AM REQUESTING THIS LOAN IN ORDER TO FINANCE NEW SIDING AND A ROOF ON MY HOME. I AM A RESPONSIBLE, HARD WORKING INDIVIDUAL WHO IS SEEKING TO IMROVE HIS HOME.

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	53
Revolving Credit Balance:	$2,670.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your mortgage payment for the month? What other bills do you have monthly? Do you feel you can handle this $400 monthly payment for the term? I think this is why so many haven't funded you yet.. You also are showing some small debt on credit. thx	MY MONTHLY MORTGAGE IS RELATIVELY LOW ($1100.00 PER MONTH). MY OTHER MONTHLY BILLS INCLUDE 2 CAR PAYMENTS TOTALLING $520.00, AND A PAYMENT OF $260.00 TO CITIFINANCIAL FOR A LOAN I HAVE WITH THEM. OTHER THAN THAT ARE THE NORMAL UTILITIES AND SOME LIGHT CREDIT CARD PAYMENTS. THE $400.00 MONTHLY PAYMENT ON THIS LOAN WILL NOT BE A STRAIN ON ME AT ALL.
How soon can you contact Lending Club to fax in verification of income?	I CAN FAX THIS INFORMATION TO THEM UPON REQUEST, OR THEY CAN CALL MY EMPLOYER DIRECTLY FOR VERIFICATION - WHICHEVER IS EASIER FOR THEM.
About how long have you been making payments on your home?	APPX. 5 YEARS
Are you the only person making payments toward your monthly expenses?	YES I AM - MY WIFE IS HOME WITH OUR 2 CHILDREN

Member Payment Dependent Notes Series 406358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406358	$3,000	$3,000	13.79%	1.00%	June 4, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406358. Member loan 406358 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	MetLife Inc.	Debt-to-income ratio:	2.18%
Length of employment:	28 years 2 months	Location:	wantagh, NY

Home town:	Glen Cove
Current & past employers:	MetLife Inc., MetLife
Education:	Susquehanna University

This borrower member posted the following loan description, which has not been verified:

I would like term of 5 yrs. and also for $8000 and $6500

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	9
Revolving Credit Balance:	$5,824.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I do not understand your loan description. It appears you are asking for a 5 year term which is not an option with Lending Club and you confuse things a little more by asking for $8000 and $6500	My original request is simply for a $10,000 loan for 5 yrs.The Lending Club told me that 5 yr. loans are not available.so I took a 3 yr. loan.In the middle of the active loan status,they now inform that the loan is only available for $3,000....after I made repeated requests for $10,000.I still would like to obtain more than $3,000 asap,preferably a $10,000 loan. This sudden unannounced change has dramatically created financial stress.the reason was my income was too low...but I have other sources of UNEARNED income...being an owner of 3 houses,I rent them all.Income over $2575 per month in rental income.Can you reinstate my original request for $10,000.I had a recent death in my family...must pay bills today-before June 8th.! Thank you, R.Kevin Keeler

Member Payment Dependent Notes Series 406383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406383	$16,000	$16,000	13.47%	1.00%	June 9, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406383. Member loan 406383 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Metal and Wire Products Company	Debt-to-income ratio:	21.82%
Length of employment:	18 years 6 months	Location:	CANFIELD, OH

Home town:
Current & past employers:	Metal and Wire Products Company
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate high interest credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,362.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 406643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406643	$5,600	$5,600	12.84%	1.00%	June 3, 2009	June 2, 2012	June 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406643. Member loan 406643 was requested on May 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Standard Courier	Debt-to-income ratio:	2.08%
Length of employment:	10 years	Location:	La Grange Park, IL

Home town:	Chicago
Current & past employers:	Standard Courier
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

Hi there, My little brother is off to Iraq and I'm going to be buying his 2004 Honda Civic since he won't be back for probably 14 months. LendingClub is the better option than just swiping a credit card and using Paypal. I'm the type to always pay off my credit card balances in full- which is why my credit score is 730- I know they must hate me!! Thanks in advance for all your support!

A credit bureau reported the following information about this borrower member on May 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,859.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 406896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
406896	$18,000	$18,000	13.16%	1.00%	June 3, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 406896. Member loan 406896 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,762 / month
Current employer:	OvS	Debt-to-income ratio:	18.82%
Length of employment:	2 years	Location:	Washington, DC

Home town:	Charles Town
Current & past employers:	OvS
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

Looking to get a new car and banks are hesitant to loan these days.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,833.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407123	$7,000	$7,000	13.16%	1.00%	June 3, 2009	June 3, 2012	June 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407123. Member loan 407123 was requested on May 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	Besteway Recycling	Debt-to-income ratio:	22.32%
Length of employment:	10 months	Location:	Pomona, CA

Home town:	Baldwin Park
Current & past employers:	Besteway Recycling, Wachovia Corp., Golden West Financial, Pmac Lending Services, World Savings, Wells Fargo
Education:	DeVry University-California

This borrower member posted the following loan description, which has not been verified:

I am a manager at a recycling center in Pomona CA. I need to purchase a truck to haul some materails that our company trucks cannot haul. the materail is worth cash and I would sell it to my company or to other recyclers. Materail such as Metals, cardboard, office paper, electronics, etc that companies usually throw again and ends up in a landfill. I cannot get regular financing because my credit is not great and banks are really tough on credit right now, but I have a steady job and am responsible on all my debt. I just paid off a 4,000 loan in April from lending club. Thank you for helping me make this possible in advance.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	58
Revolving Credit Balance:	$15,394.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 407128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407128	$2,000	$2,000	11.89%	1.00%	June 5, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407128. Member loan 407128 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,966 / month
Current employer:	Conway Fine Furniture/Roberta Conway	Debt-to-income ratio:	1.27%
Length of employment:	4 years 11 months	Location:	Mena, AR

Home town:	Plymouth
Current & past employers:	Conway Fine Furniture/Roberta Conway, Arkansas Department of Tourism/Wilimena State Park
Education:	Rich Mountain Community College

This borrower member posted the following loan description, which has not been verified:

I am a 55 year old female who returned to college two years ago. I earned a Technical Certificate in Office Technology and an Associates of Applied Science degree in Office Technology. My cummulative GPA is 3.845. I want to remain in college and will pursue an Associates of Applied Science degree in Business Administration and a CST in Database Applications. Although I attended college full-time, I remained employed part-time. My earnings have risen from $19,242 for 2006 to $23,587 for 2008 commensurate with knowledge and the "Degree". Information provided by the credit reporting agencies do not accurately reflect that I have been making Student Loan payments - AES/NCT: "interest only" payments since 4/06 and full payment currently Loan to Learn: "interest only" payments since 2/2007. My monthly expenses are low.

A credit bureau reported the following information about this borrower member on May 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,610.00	Public Records On File:	1
Revolving Line Utilization:	19.90%	Months Since Last Record:	23
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the following information on your credit report: Revolving Credit Balance $1,610.00 Also what is the break down of your current outstanding debts?	BuffetFan: Answers to questions: 1. "Revolving Credit Balance" is a term used by Lending Club. I do not know the precise meaning of the terminolgy. 2. I find this question inappropriate and choose not to respond.
I admire your ambition. Office technology training should make you highly employable. What is the one public record on file about?	It was a Small Claims Court decision against me and I would do it again. I rent residences here in rural Polk County, Arkansas. It seems like I had to keep moving for one reason or another.Those "You know that you're a redneck when..." jokes probably originated from life here. I rented a house with 10 acres. The rent was low and I thought that it was a great deal. AFTER I moved in AND SIGNED A LEASE, the landlords laughingly told me that the property was left to them by the deceased " Bear Lady". She used to feed the bears-made alot of trouble for the bears, Rangers and neighbors. Ten bears had to be put down because they domesticated. The bears thought that they should be allowed to share the house with me. I had to install bars inside the windows!! My outdoor-loving rat terrier dog spent most her time under the bed. I could not go out at night. The day that I stepped in bear poop getting into my car was the day that I broke the lease and decided to move out. They took me to Small Claims Court and won.

Member Payment Dependent Notes Series 407368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407368	$2,800	$2,800	9.32%	1.00%	June 9, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407368. Member loan 407368 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	AAA	Debt-to-income ratio:	10.10%
Length of employment:	15 years 1 month	Location:	Orange City, FL

Home town:	Orange City
Current & past employers:	AAA, Manufacturer Hanover Trust Company
Education:	Seminole Community College

This borrower member posted the following loan description, which has not been verified:

I signed with a neighbor who was a pool contractor for a Pool for $35K. He sent subcontractors to build the pool. He got as far as pouring the shell and accepted 4 out of the 5 draws or 95% or the contract price. After taking the 4th draw he disappeared...no returning calls. When I finally saw him he said the company was bankrupt, he's losing his house and his wife. He also said that I will be receiving liens on my house because he could not pay the sub-contractors for the work they did or the equipment company for their products. I received two liens totaling more then $11,000 plus it was going to cost me an additional $12K-$15K to finish the pool. (at this point I almost lost my wife:) After praying for patience with this guy I retained an attorney who negotiated the liens down and they are paid off and decided I would finish the pool on my own. I completed the work on the pool and passed the final inspection. The yard is in shambles since they left a nice mess back there. I am requesting funds to purchase a mini-excavator so I can finish the grading of the property. Note: I did my due diligence with this contractor and at the time we signed the contract he had a valid contractor license, no complaints with the better business bureau and lives four houses away on a dead end street....who would think this would happen...the moron has to pass my house every day AND his kids go to my son's school...

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,185.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Why don't you rent a mini-excavator or higher a sub who has one? Seems like it would be cheaper than buying it. Art	I would like to avoid losing any more money on this project so I located a Mini Excavator for $3500 and talked him down to $2800. I will use it and sell it when I am done. I'm sure if posted on e-bay I can get $4000-$5000 for the machine... Regards, -Will

Member Payment Dependent Notes Series 407536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407536	$23,000	$23,000	11.58%	1.00%	June 3, 2009	June 4, 2012	June 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407536. Member loan 407536 was requested on May 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,067 / month
Current employer:	Pro View Foods LLC	Debt-to-income ratio:	6.38%
Length of employment:	8 months	Location:	Braselton, GA

Home town:	Lilburn
Current & past employers:	Pro View Foods LLC, Kings Delight, Tyson Foods
Education:	University of Georgia, West Georgia College

This borrower member posted the following loan description, which has not been verified:

I would like to borrow this money to get my credit card debt paid off quicker and with a lower interest rate. I made some poor decisions when I was younger and my wife and I had some unexpected expenses as well. We have made some real progress over the last few years but would really like to be rid of this debt. We have a 14 month old little boy and want to have another child in the near future but we know that we need to be in a better position financially. I have made some large payments to this debt in the past and have never made a late payment. I have also moved the debt around in an effort to capture the lowest interest rates on each card. But I would really just love to have 1 payment with 1 interest rate. My credit is very good, if not considered excellent. My family and I would greatly appreciate this loan to help us be rid of this high interest debt. Thank you for considering my loan.

A credit bureau reported the following information about this borrower member on May 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,051.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit score is excellent. Could you please contact LC to confirm your income with them? Can you please tell me when you purchased your home, what the purchase price was, and how much you currently owe on your mortgage(s).	Yes, I will contact LC and confirm income. We purchased our home November 2005 at a purchase price of $129,900 and currently owe $126,337.01 Please let me know if you need anything else. And thank you for considering my loan request.
Why are you asking only 23K when you have a revolving balance of over 25K?	All I can say is that my credit report is probably a few months behind (as is fairly typically with all three credit bureaus) and my total debt does not exceed $23K and that is all that I am looking to borrow.
What is Proview and your position? Is it secure?	Pro View Foods, LLC is a poultry processing company. We process mechanically separated chicken and ground chicken breast in one plant and the other plant processes breaded fully cooked chicken filets, tenders, patties, and nuggets. I'm the Director of Food Safety & Technical Services over both plants. The company is secure with a single owner that has had many successful years in the industry.
Your mortgage seems realistic for your income, so you should be in a good position to get free of your debt. I did fund your loan, and I hope you will be fully funded. If you do get funded, I would caution you not to fall into the trap of racking up additional debt on credit cards. You may want to read "All Your Worth", a personal finance book written by Elizabeth Warren. She counsels spending 20% of your income on debt/savings, 30% on wants, and 50% on needs. Best wishes.	Thank you for funding my loan and for the advice. My wife and I will check out the book. The debt that I accumulated was from being young and stupid. I'm older now and "if I only listened to my father". How many times have you heard that? It all comes from experience.

Member Payment Dependent Notes Series 407571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407571	$15,000	$15,000	13.47%	1.00%	June 9, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407571. Member loan 407571 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,202 / month
Current employer:	MERRILL LYNCH	Debt-to-income ratio:	11.24%
Length of employment:	5 years	Location:	HILLSBOROUGH, NJ

Home town:	Jackson
Current & past employers:	MERRILL LYNCH
Education:	William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

I am looking for a maxium loan for $15,000 for debt consolidation and home improvements. I am willing to negotiate a lower amount if necessary. I'm currently a sales supervisor with Merrill Lynch earning approximately 75k annually. My credit score is approx 680. I own rental property in Jackson, NJ. Please let me know what you can do.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	59
Revolving Credit Balance:	$7,432.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for verifying your income! That's really useful. One question - given the turmoil in the financial markets, how secure would you say your job is? Also, what home improvements are you looking to make? Is this for your personal enjoyment or are you planning to rent/sell the home? Thanks!	-Very secure. I am tied to generating revenue for the firm. - I am currently renting my home. I need to make improvment.. New washer and dryer.. dishwasher ect.
Hi there...why would you need to make improvements if you are renting..ie: dishwasher? Thank you	To clarify.. I own my own home; and i am currently RENTING it out... This is where i am doing the home improvements. I am renting where i currently live right now.

Member Payment Dependent Notes Series 407691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407691	$10,800	$10,800	12.53%	1.00%	June 4, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407691. Member loan 407691 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	L&Stone	Debt-to-income ratio:	1.37%
Length of employment:	6 years 4 months	Location:	Waterfall, PA

Home town:	Long Beach
Current & past employers:	L&Stone, Marriott Corporation
Education:	Glassboro State College

This borrower member posted the following loan description, which has not been verified:

I want to buy my own business. Ive been a business manager all my life and made companies a lot of money and now it's my turn to make this money for myself and my family. I was paid very well for my hard work. I am very good relating to employees and customers, and I was very successful for the companies that I worked for. I can only dream of what I can do for myself. I now just need a little extra help to get started,and from this point I will watch my business grow. I need the help because I have 3 childeren in college whom I'm helping right now.Two will be finished this year and one has another year to go. What makes me a good candidate for this is that I have a good credit score .I pay my bills on time and I am a very hard and devoted worker. I know with my college and the years in management this one business will lead me to many more. My streams of income will tripple in time. This has been my life dream and I hope that I can now get the help that I need. This is why I've called myself master_mine. Thank you!

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,532.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many years have you been paying on your current mortgage and what is the balance on it? Why is your first credit line only as recent as 1996? With kids in college I would think you are of the age that you would have had some credit lines before 1996.	I have been paying on my current mortgage for tweve years, and my balance is eighty thousand dollars. I will be able to pay off my mortgage when I purchase the business. I have been very careful not to abuse my credit, so that is why I only have the credit line starting in 1996. Our children work and attend college at the same time so we are paying as we are going.
Oh, and another question - What type of business are you planning on buying?	I am purchasing a well established hardware store. The owner is pursuing other business interests and is willing to stand behind his established business for the transition period. THe hardware store will return a two to one ratio of net profit dollars versus the investment dollars.
What is the name and address of the hardware store you are buying ?	The store is in York county, Pennsylvania. I really would prefer not to publish the name and address at this time. Thank you.

Member Payment Dependent Notes Series 407756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407756	$15,000	$15,000	11.26%	1.00%	June 4, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407756. Member loan 407756 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Advent Global Solutions	Debt-to-income ratio:	13.39%
Length of employment:	6 months	Location:	Katy, TX

Home town:	Houston
Current & past employers:	Advent Global Solutions, Sybase Inc.
Education:	University of Texas

This borrower member posted the following loan description, which has not been verified:

I am in the process of purchasing an existing profitable business. My investors and I have contributed 80% of our own money into this project and have found ourselves a little short of the total amount needed. The existing business owner wants to finance the remaining amount, but I want to move forward with the new group and the acquisition of the business.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Nsiam, What is the nature of the business you plan to purchase? Sincerely, Starman	This is a existing dry cleaning business which has been established for 10 years. The owner is retiring from this business.
Nsiam, do you or any of your business partners have experience running a dry cleaning shop or small business management in general? Thanks.	Yes, there are three partners/ investors involved in this project. One of the investors has been in the dry cleaning business for 12 years. The other one has been running a small business in the food industry for many years as well. Our group consists of three investors with specific business expertise, when combined we can collectively deliver all aspects of the business process.
What will be your role in the dry cleaning business? Are the three of you equal partners? What is the net income history of the business - last 3 years is sufficient? thanks	We are equal partners, with my role consisting of business development, marketing and day to day operations of the business. This store has historically brought in revenues of $300K - $350K per year the past 5 years, with yearly net income between $70K- $80K.

Member Payment Dependent Notes Series 407794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407794	$16,400	$16,400	13.79%	1.00%	June 4, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407794. Member loan 407794 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,074 / month
Current employer:	Timmons Group	Debt-to-income ratio:	17.43%
Length of employment:	1 year 5 months	Location:	Mechanicsville, VA

Home town:
Current & past employers:	Timmons Group, KPMG LLP
Education:	College of William and Mary, James Madison University

This borrower member posted the following loan description, which has not been verified:

Purpose: The funds from this loan will be used to finance the purchase of 2000 index shares in the PowerShares WilderHill Clean Energy (PBW) index fund. The index fund tracks the price of the Clean Energy stocks found in the fund. These stocks include solar, wind, and biofuel investments. Qualifications: Five years of investing experience in stocks, mutual funds, and index funds. Certified Public Accountant with a Masters Degree in Accounting and Bachelors Degree in Finance. Capital Committed by Borrower: $2000

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	38
Revolving Credit Balance:	$23,831.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you plan to pay this loan back if the stock does not perform as well as you expect?	First, this is a diversified index of companies. They are trading at low prices and positioned for growth. Second, I'm a CPA with a decent income and secure position. My specialty is in SQL Query writing, database maintenance, and creation of financial reports, which almost any company can use and very few people can do.
Isn't borrowing money to invest in "growth" stocks what got us into the current financial crisis...	Maybe. But I'm a contrarian investor. Since I first asked for this money, the index in question has gone from 9.19 to 10.55 in a matter of days. Why? Cap and Trade and solar power grid parity. The best time to invest was January when everyone was dumping their stocks out of fear. I've got a long time horizon. If this doesn't work out, I'll repay the loan.

Member Payment Dependent Notes Series 407823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407823	$13,000	$13,000	11.89%	1.00%	June 4, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407823. Member loan 407823 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Paradatec Inc.	Debt-to-income ratio:	2.64%
Length of employment:	3 years 8 months	Location:	COLUMBUS, OH

Home town:	Huntington
Current & past employers:	Paradatec Inc.
Education:	Ohio State University

This borrower member posted the following loan description, which has not been verified:

Loan for repairing and preparing duplex to be rented.

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	42
Revolving Credit Balance:	$6,040.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the monthly rent you will receive and how hard is it to rent .	I have charged 700-750 for the rental property in the past. After the improvements I will expect to get 850-900 going forward. The property is in the OSU north campus area, and has always been easy to rent students and staff of OSU.
What was your delinquency 42 months ago and what are the 2 credit inquires in the last 6 months	I do not remember the details, but this was likely a missed credit card payment during finals time while at college. As to the inquiries, they are likely: I have recently enlisted in Overdraft Protection with my bank which required opening a credit card. I applied for and was offered a loan through my bank, but saw this as another option, and decided to go this route since the rate was slightly better.

Member Payment Dependent Notes Series 407929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407929	$15,000	$15,000	13.47%	1.00%	June 5, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407929. Member loan 407929 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,917 / month
Current employer:	Exhibit Group - Giltspur	Debt-to-income ratio:	18.84%
Length of employment:	2 years	Location:	RANDOLPH, MA

Home town:	Boston
Current & past employers:	Exhibit Group - Giltspur, Siemens Business Services Technologies, Unisys Corp.
Education:	Northeastern University, Clark University, Massachusetts Bay Community College

This borrower member posted the following loan description, which has not been verified:

Renovate the kitchen, bath, and floors

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	40
Revolving Credit Balance:	$34,645.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Most people that lend here like to know something about the borrower. You have given us very few facts about yourself. You will get funded much faster if you open up. The questions I have are: Are you married or have a partner? Have children? how long have you owned the property? Are you living in it or is it a flip deal? What is the property value now and after the work is done? How much do you owe on the property and what is you equity? Hometown does not mean planet earth, where did you grow up?	Hello, I have been married for 2 years now with no children "yet". I have owned this condo for about 9 years and will be living in it as long as we can. Due to the real estate market we are not looking to move on yet. The previous appraisal was 175k but now, not sure. After all the work is done it should be higher. We owe about 100k but and we are not willing to use the house as a collateral or a line of credit. I was born and raised in Boston Massachusetts and have never moved. I hope this answers some of your questions. The profile has been updated with more background info. The word " Public" sort of scared me where everyone can see my data and history. If you have any further question please feel free to ask at anytime. thanks.

Member Payment Dependent Notes Series 407956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407956	$15,000	$15,000	12.53%	1.00%	June 5, 2009	June 5, 2012	June 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407956. Member loan 407956 was requested on May 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	iRise	Debt-to-income ratio:	13.78%
Length of employment:	1 year 5 months	Location:	St Louis, MO

Home town:	St Louis Park
Current & past employers:	iRise, Citigroup Inc., TEK Systems, The Growth Partnership
Education:	Missouri State University

This borrower member posted the following loan description, which has not been verified:

I'm asking for up to $25,000 to undertake some significant repair and improvement projects for my condominium. My renovation plans include: Rehab an existing unused space into a second bedroom and bath; Purchase and repair existing garage from another unit owner; replace aging roof over my unit; and pave a private courtyard. Unfortunately, condo refinancing (or cash out) is not an option due to several factors and I do not want to use credit cards nor high-interest personal loans to finance these projects. A little background on my situation: I'm one of three owners in an urban loft/rehab condominium. The other active owners and I have been enduring legal battles with the original developer for nearly four years. That developer abandoned his two unfinished units two years ago leaving them in disrepair, which negatively affects the building as a whole and disables us from completing necessary repairs. Additionally, we are unable refinance due to extremely tight condo rules for lenders (even before the housing collapse) because the two abandoned units are three years delinquent in association assessments. Our units are very unique compared to most other condos in the city and our home values have increased significantly since purchase in 2004. Even during the current housing slump, our unit's values remain stable but we are unable to use that equity. The major renovations and improvements I plan to use this loan for will help bridge time and cost until our situation is remedied in the future. My income and good credit seems useless in this ongoing battle since I cannot obtain financing through traditional means for these repairs and renovations. Once I'm able to refinance, I plan to roll the balance of this loan into the new mortgage. Upon completion of the new bedroom/bath, my condo value would be at least $165,000 (on the low end, even in today's market) while my loan balance is currently at $96,000. Those are good odds for me since the other two active owners have two bedroom condos valued at the same price. Summary of repair and renovation costs: - New Bed/Bath requires approx. 200 sqft of concrete floor poured; electrical, drywall, and finish work; - Garage purchase valued at $5,000 with about $1,000 in repairs and tuckpointing; - My share of roof replacement is approx. $6,000; - My share of courtyard rehab will be approx. $2,500. Please contact me if you would like further information or clarification. Thank you!

A credit bureau reported the following information about this borrower member on May 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	47
Revolving Credit Balance:	$21,702.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 408012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408012	$7,200	$7,200	8.00%	1.00%	June 8, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408012. Member loan 408012 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Copper Queen Community Hospital	Debt-to-income ratio:	9.55%
Length of employment:	10 years 1 month	Location:	SIERRA VISTA, AZ

Home town:	Yokosuka
Current & past employers:	Copper Queen Community Hospital, United States Army Reserves
Education:	George Washington University (GW), Cochise College

This borrower member posted the following loan description, which has not been verified:

I have a credit card debt that doesn't seem to be budging. I need to buy a house soon. A one bedroom apartment for my son and I is getting way too small. I don't mind the top bunk but he just turned 8 and will need his own room soon. I have a great job and I get paid well. I just need to catch up!

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,866.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why only $7200 when you have a higher revolving balance?	I asked for that much because I didn't want to have to pay a higher APR. As it is now, I can afford to pay more than the minimum payment every month but it still seems like the balance hardly moves. :( I can afford to continue to pay off the rest of that credit card balance while also paying off a new loan. I will be cancelling that card, as well.
What is the interest rate on the credit card you are replacing with this debt?	Approx. 19%. It was 11% for a while but they recently decided they were not rich enough. :)

Member Payment Dependent Notes Series 408113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408113	$13,500	$13,500	14.42%	1.00%	June 5, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408113. Member loan 408113 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	self	Debt-to-income ratio:	23.39%
Length of employment:	10 years	Location:	Crete, IL

Home town:	Marion
Current & past employers:	self
Education:

This borrower member posted the following loan description, which has not been verified:

My name is Nick Mouw and I own Abetterwatobuy Inc. We warehouse app 400 SKUs (value app. $200,000) in an 1800 sq ft warehouse in Crete, IL. address if you want to google map it is 25621 S. Dixie Hwy, Unit 13D Crete, IL 60417 I started selling a few items from home in 1999 on Ebay and have since expanded to sell on Amazon, a web site and we supply products for Overstock.com. Sales last Year topped $3,000,000 but admittedly are down app 15% this year. For that reason it is time to "Get Serious". On ebay we are namou (55.000 + feedback) with an ebay store titled "Abetterwaytobuy". On Amazon we are "Abetterwaytobuy". But when we ship for Overstock it is in the Overstock name. It is safe to say that if you buy a radar detector, CB Radio or Police scanner from Overstock there is a good chance it is actually coming from us. (we are 1 of several "Overstock Partners" that supply that type of merchandise for them. The money will be used for: 1. Increasing Inventory I intend to increase inventory. ( the no. of SKUs) Width of inventory is the key to my business. There is not much risk involved as I can accurately predict what I can sell most anything for, as research is a close as any computer. I simply do not buy anything at a price that does not allow me to be among the very lowest price for any given item online. 2.upgrading my web site www.abetterwaytobuy.net. To date I have not spent any money on design, on search engine optimization or on marketing said web site. I am confident the plans i have for the site will increase sales markedly. In conclusioin, I am 56 yrs. old and to date have not left a single bill unpaid. I will not let this one ruin that record. Thank You for your consideration, Nick Mouw

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$107,404.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Nick, With such a large operation, how will $13,500 make much of a difference? Thanks,	A Huge difference, perhaps not, but It is a point of spending $6000 - $8000 on my web site and I m always trying to expand width of inventory. I could still use credit on revolving lines but the interest on those available is more than the 14% this loan will be. Therefore the request for a lending club loan. We do move quite few items but a "large operation" we are not. Said operation consists of my wife, myself and 1 part time employee. Thank You much for your consideration.

Member Payment Dependent Notes Series 408144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408144	$10,000	$10,000	13.16%	1.00%	June 8, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408144. Member loan 408144 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,585 / month
Current employer:	Data Management Services, Inc	Debt-to-income ratio:	15.94%
Length of employment:	6 months	Location:	Middletown, MD

Home town:	Fred
Current & past employers:	Data Management Services, Inc
Education:	Hood College

This borrower member posted the following loan description, which has not been verified:

Consolidate credit debt; would like to have a fixed length loan of three years.

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,588.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 408156

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408156	$3,000	$3,000	12.53%	1.00%	June 4, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408156. Member loan 408156 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,992 / month
Current employer:	US Air Force	Debt-to-income ratio:	7.97%
Length of employment:	16 years 2 months	Location:	St. Louis, MO

Home town:	St. Louis
Current & past employers:	US Air Force, State of Missouri
Education:	Washington University in St Louis

This borrower member posted the following loan description, which has not been verified:

I have a Home Depot card with a special 12 month no interest charge deal. It is about to expire and I will be charged the interest for the entire 12 months. By refinancing I automatically save $600 dollars, regardless of new loan rate. I have been a homeowner for 7 years. I have recently been activated in the Air Force Reserves for a one year assignment. This assignment increases my take home pay but not soon enough to cover the Home Depot card special promotion expiration. I am an E6 with 16 years of service in the military. I am a DIY (do-it-yourself home repair) so most of my debt goes back into my house. My monthly expenses are few. I have a family of 4 kids and we live pretty simply. Our 2002 Honda Odyssey is paid off. We have no cable TV. My wife homeschools, so our education expense are low. She also does occasional office work to supplement our income. This is my first loan post, so forgive me if I left out any pertinent information.

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	20	Months Since Last Delinquency:	21
Revolving Credit Balance:	$24,876.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You owe $24,800+ in revolving credit. This is expensive debt. How do you plan to repay this money?	See answer to other question.
Hi Ergo. WIll you provide more details about the other 22k of revolving debt in your name (interest rates, minimum payments etc)? How much of your monthly income currently goes toward paying for debt and what actions have you taken to avoid accruing more debt in the future. Will you also explain the credit inquiry and recent delinquencies on your credit report? Thank you and good luck.	My financial situation has recently gotten much better. It is now time to stop incurring debt and start to pay it off. Half of my debt has been part of restoring my 100+ year old brick two family house. I see this debt as a business expense. The majority of my debt is on two credit cards: Navy Federal Credit Union ??? $10,500 ??? this is at 7.9% fixed. This is not an intro rate. Home Depot - $9,100 $5900 is at 26.99% $3163 is promotional, i.e. If I pay it on time there is not interest, if I do not pay it all off, then the accrued interest will be charged. Currently the accrued interest is $700. Other cards: Sears - $1600 ??? at 23.24% Chase - $3300 ??? at 27.24% Lowes -$0 Where does my money go? Mortgage - $1300 Navy Federal - $170 Home Depot - $190 Sears - $45 Chase - $100 Car payment ??? None Transportation/Gas - $80 Food $400 Utilities $150 Other (school, taxes, Y, health, etc.) $1000 This leaves about $1000 to pay down debt beyond the minimum payment. The Plan: Pay off the promotional part of Home Depot (with your help) this will save $700. Pay off Chase, then the rest of Home Depot, Then Sears ??? this will take 1 year. At this point I will have Navy Federal and Lending Club to start to work on but I will also start to rebuild my IRA. Delinquencies: I have never defaulted on a loan, but there have been occasions where I have been late on a payment. I have 4 kids under the age of 6, which is wonderful but can lead to a hectic sleep deprived life. At times I have though that bills were paid and they were not. One solution to this that we are still working on is to limit the number of bills, especially credit cards. Having a dozen cards between us just asks for confusion. We have eliminated some, and now use an Excel spreadsheet to track our expenses. Sleep is still elusive. Inquiries: I do not know of any. I will have to have my credit report pulled.
Have you considered asking for $11K from Lending Club instead to re-finance all of your 25+% revolving debt into a fixed? That would save you about $100 per month.	Thank you for the recommendation. 1. I decide to try a smaller loan first. I was not very familiar with Lending Club and was not sure the probability a loan being funded. This amount I am asking for will have a large ($700) immediate pay out. If I had applied for a larger loan and it not been funded then the $700 would be lost. 2. Psychology - Sometimes psychology trumps math. This can certainly be seen in the stock market right now. Currently I am very upset at my credit card companies and my own debt. This has motivated me to attack my debt on all sides. Having debt that is at a reasonable interest rate, and managed by a good company (with good lenders like yourself behind them), might take some of the steam out of my fight. So mathematically your recommendation is dead on, but currently I need to harness some of this motivation to squash this problem. So far my Lending Club experience has been great, and I will keep it in mind as my situation changes.

Member Payment Dependent Notes Series 408209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408209	$15,000	$15,000	12.53%	1.00%	June 8, 2009	June 6, 2012	June 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408209. Member loan 408209 was requested on May 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,917 / month
Current employer:	astrazeneca	Debt-to-income ratio:	16.75%
Length of employment:	5 years 2 months	Location:	West Chester, PA

Home town:	ventura
Current & past employers:	astrazeneca
Education:	university of southern ca

This borrower member posted the following loan description, which has not been verified:

Desire 15,000 to consolidate high interest credit card debt. A review of the credit report will show consistently reliable payment history. Greatest detriment on credit report is outstanding financial obligations including large school loan debt to finance undergraduate and graduate school. Have never defaulted on a financial obligation. Both applicants employed by national companies with significant job security.

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	28
Revolving Credit Balance:	$23,252.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household debt / income (spouse's)? What do you do for Astra Z?	My husband, whose income was not reflected during the application process, is an attorney. He is currently employed making 60,000 annually. We also own a home in California (you will note that we live in PA). We have a mortgage on the home and also have tenants in the home from whom we receive rental income. We have two car payments and student loans referred to in our original posting. We have not participated in this process before, so are unsure of what credit information a "lender" has available to them. If you need more specifics, please feel free to ask. I am currently a business analysist at the home office for Astrazenca. Prior to taking the position, I spent five years in the field as a sales rep. Prior to that, I worked as a sales rep for Johnson and Johnson. Thank you.

Member Payment Dependent Notes Series 408236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408236	$5,000	$5,000	9.32%	1.00%	June 8, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408236. Member loan 408236 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,750 / month
Current employer:	Memorial Hermann Health Care system	Debt-to-income ratio:	7.69%
Length of employment:	4 years 3 months	Location:	FRIENDSWOOD, TX

Home town:	Minden
Current & past employers:	Memorial Hermann Health Care system, Baylor Health Care System
Education:	LeTourneau University

This borrower member posted the following loan description, which has not been verified:

Lender, The rquested loan will be used to pay for a pool for my family. I am responsible candidate based on my proven positive track record with handeling my finiances. I have never defaulted on a loan and I have a stable job with a strong income.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	27
Revolving Credit Balance:	$15,732.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 408286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408286	$12,000	$12,000	11.58%	1.00%	June 8, 2009	June 7, 2012	June 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408286. Member loan 408286 was requested on May 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	The Continental Group Inc	Debt-to-income ratio:	15.39%
Length of employment:	3 years	Location:	Coconut Creek, FL

Home town:	Metropolis
Current & past employers:	The Continental Group Inc, Federal Express, Apple Inc.
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

Meet me, a stable 40 year old woman who came down south from the midwest to be a nanny when my daughter was a baby. I wanted (needed) to be her first and main source of care and a moral compass for her. I chose to (joyfully) care for other parent's children while they had to work, allowing me to work and make a safe home for us. It was a win - win situation. Fast forward 16 years later, my daughter is planning where to go to college, I am a happy licensed Condominium Manager on the beach in a gorgeous high rise (I rent way in-land) and I am finally in a position to purchase a modest home for us. I've been itching to make upgrades to the condo we've been renting, but the owner has fallen into foreclosure and we can not stay here. I have been able to save $5,000 and would like a loan for $12,000. It is just the two of us. I have no extended family to ask, and I am not the type of person to go asking friends. I prefer to work for what I have even if I need to go about it the hard way. I also prefer not to give banks my money as I would like to help the economy from the inside track. Direct; people with a need helping other people with a need. I hope we may help each other reach our goals together.

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,862.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A have a lot of questions. You seem to have a lot of debt already. Is this loan going to be on top of your existing debt? Do you have a home picked out yet or are you just looking in a particular price range? What is your monthly budget? Please list rent, utilities, laon payments, etc. Also what will your budget be with the home purchase? How stable is your job? Lastly have you submitted paperwork to have Lending Club verify income? Thanks and good luck to you!	Thank you for your questions: I seem to have an open line of $15,000 on a card that I was an additional card holder (auth. purchaser)on. The cardholder (non-related) has removed me from the account. My card had a 0 balance & no activity for about 3+ years. In my recent quest to find a permanent home I realised both our lapses in forgetting I was still on the account. I will ask the card co. for written verif. of removal so I can submit it to the reporting agencies after I am funded anywhere for a home as I do not want it to look as though I am moving money around or impacting my credit score. So in short -to a long answer, I have 0 debt there. I have 15 more payments on my car note, will use about 1,200 of current request to pay off one B of A card to zero, so $100.00 will drop off my monthly payments as of July 09 and on. I now pay that to reduce, but am stuck on their ever rising APR. Concerning the home, I have a short sale bid approved by seller, waiting on the bank to approve with the total accepted contingently at $52,000. My rent is $900. monthly, my utilities are 40 -80 electric, depending on the season, $30 phone and $10 internet. In my new scenario, as a comparison, I will lower my monthly bills by about $200. per month which I will roll 1/2 back into the loan payments and 1/2 into savings. It will be in addition to my current savings plan. Concerning my job, I have worked for the same company for the last 3 years and am currently a lic. property manager working onsite in a high end beachfront condominium as their Assistant P.M. Thankfully this building's occupants are not too negatively impacted by the current economic crunch and nor does their building carry many (2) distressed units at all. This is a great scenario for a South Florida P.M. to be in. Most employees have been with this building for 5-7 years. The unit owners appreciate consistency and discretion and a stable staff assures this. I hope to transition into the Property Manager's role as he is closer to retirement and may be seeking a District Mgr's. position in the future. My income will then rise accordingly. I am a wise steward of both my money and employment, taking neither for granted. Please forgive the "book" that I have written and consider my plans in your funding decissions. This move will bring me closer to my work place, cost less gas money, is well within my current means and assure that my daughter and I do not get booted from a rental in foreclosure ever again. Lastly, I will contact L.C. to submit income verif. Thank you.
Do you know how long before the bank will accept your offer for the property? Look forward to funding your loan upon income verification by Lending Club.	In a short sale, the bank kinda' makes its own time frame from what I hear, but all looks good so far. As to Lending Club, they have all the info., I just hope it all moves forward soon... getting nervous.. :) Thanks for the questions.
No need to be nervous. It'll workout for the better if you get to resubmit this loan later. You're revolving balance may clear up by then and your income could be validated. This way there's less for lenders to wonder about. Without the information, it makes the loan seem much riskier. If you don't get this home there will be another one that might be an even better deal, as the buyer you're in control of this market. Congratulation for being in this better position. Take your time, you've got a good heart and fortune will reward you if you're patient.	Thanks, it really means a lot to me.
I too am looking to fund this loan, but am wondering first why LC hasn't put an asterick next to the income (to denote verified income) and why the revolving credit balance hasn't been taken off. I understand that you have taken care of these two items. Do you know how long it takes LC to update your profile? Thanks!	I too am waiting to see the asterisk to denote income having been verified. I am going to assume that LC has their own steps to follow. I wish I knew more; I will resend the paperwork just in case 'though. Hoping too that info. will be updated in time for it to show on this listing. Thanks very much.
Good luck to you. As a real estate investor myself, I can tell you that often "short sales" take a very very long time, and sometimes fall through. I suggest you have a Plan B, just in case. You might also want to look into the availability and applicability of some of the new gov't rules on housing that have been and/or will be, implemented.	You are very correct. I am currently researching FHA & new changes. Thanks a lot. One note to all, if I may, I have just received written verification from American Express Credit Bureau Unit that I have no account or balance with them. They will advise the credit reporting agencies & I have sent it in to LC as well. Thanks to all again.

Member Payment Dependent Notes Series 408322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408322	$12,000	$12,000	12.21%	1.00%	June 10, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408322. Member loan 408322 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	airgas merchant gases	Debt-to-income ratio:	18.89%
Length of employment:	2 years	Location:	CLEVELAND, OH

Home town:	washington ch
Current & past employers:	airgas merchant gases, Airborne Express, ABX Air
Education:	Frankin University, MBA

This borrower member posted the following loan description, which has not been verified:

Water proof basement and consolidate a credit line that has increased interest twice in the last four months.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	48
Revolving Credit Balance:	$17,710.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 408485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408485	$3,200	$3,200	9.63%	1.00%	June 9, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408485. Member loan 408485 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,520 / month
Current employer:	Andrews International	Debt-to-income ratio:	20.26%
Length of employment:	5 months	Location:	Nutley, NJ

Home town:	Punjab
Current & past employers:	Andrews International
Education:

This borrower member posted the following loan description, which has not been verified:

Applying to pay for summer class

A credit bureau reported the following information about this borrower member on May 24, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 408511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408511	$10,000	$10,000	12.53%	1.00%	June 9, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408511. Member loan 408511 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Network Communications	Debt-to-income ratio:	22.56%
Length of employment:	4 years	Location:	LITHONIA, GA

Home town:	Atlanta
Current & past employers:	Network Communications
Education:	DeVry University-Georgia, Keller Graduate School

This borrower member posted the following loan description, which has not been verified:

Hi, I really would like to receive a loan to help with recent medical bills. I had a baby February 11th of this year and due to couple of a problems I had to make several trips to the ER. I have gotten behind on a couple of bills and just really need some assistance. I have never been behind on any bills and will always pay on time. Thanks!

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,212.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this loan to pay off part of your 18k revolving balance or is it in addition to the current balance on that debt.	It's to pay off the 18K. The original credit was given through Bank of America to pay off the medical bills but the interest rates are so high that I would like to just go ahead and at least pay off part of that balance.

Member Payment Dependent Notes Series 408542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408542	$4,000	$4,000	10.95%	1.00%	June 4, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408542. Member loan 408542 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Macy's Inc.	Debt-to-income ratio:	6.36%
Length of employment:	2 years 6 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Macy's Inc., Dekalb County School System
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

My son lives in Atlanta, GA with his father. He is going to school and is looking to find a job. He needs to have reliable transportation . Since his father is not willing or able to help, he asked me. I have never taken out a loan so this would be good for my credit history. I don't like having debt hanging over my head, so I will get it paid off as quickly as possible.

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,830.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you say you don't like debt and yet you have $15,800 in revolving credit outstanding. How do you plan to reduce this debt?	Type your answer here. Unfortunetly, my circumstances forced me to aquire debt... I am a single mother and working very hard to lower this... I am doing the best I can to lower my debt... paying with my debit card. As you can see, my credit score is pretty high .
I am not sure if you can handel additional debt with the debt outstanding?	Yes, I can... I thought about it long and hard. I have very little overhead, I pay all my bills on time , have never been late, in fact, I always pay over the minimum due on my credit card bills !

Member Payment Dependent Notes Series 408571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408571	$10,000	$10,000	9.32%	1.00%	June 8, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408571. Member loan 408571 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	KidsArt	Debt-to-income ratio:	22.18%
Length of employment:	2 years	Location:	Glendale, CA

Home town:	Lino Lakes
Current & past employers:	KidsArt, Starbucks
Education:	Augustana College at Sioux Falls, Gordon-Conwell Theological Seminary

This borrower member posted the following loan description, which has not been verified:

I'll be using this loan to pay off all my consumer debt.

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,022.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for $10,000, but show only $4000 in revolving credit. What is the rest of your debt?	Student loans.

Member Payment Dependent Notes Series 408640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408640	$2,500	$2,500	13.16%	1.00%	June 9, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408640. Member loan 408640 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Shultz Bros. Trucking	Debt-to-income ratio:	2.20%
Length of employment:	1 year	Location:	Brazoria, TX

Home town:	Battle Creek
Current & past employers:	Shultz Bros. Trucking
Education:	Barton County Community College

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan to purchase a used motorcycle.

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,196.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What monthly expenses are you responsible for?	$275 rent, $200 utilities, $100 credit card
what kind of motorcycle???	Harley Davidson FLH

Member Payment Dependent Notes Series 408673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408673	$20,000	$20,000	13.47%	1.00%	June 8, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408673. Member loan 408673 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	louis kim dds inc	Debt-to-income ratio:	12.80%
Length of employment:	4 years 6 months	Location:	folsom, CA

Home town:	boeun
Current & past employers:	louis kim dds inc
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

this loan would be used to consolidate my credit card balance i have. they have much higher rates and i think it makes sense to pay them off if i can get a loan at a better rate. i will not cause any problem paying off the loan as i have a secure job (dentist). thanks for looking in.

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,214.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in lending loan, but I have a couple of questions: 1. Can you please explain how you accumulated such a high credit balance? 2. You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	thanks for your interest on my loan request. the reason i accumulated such high balance was that my mom was diagnosed with stomach cancer 2007 and she had to get a surgery with chemo. unfortunately, she did not have healthinsurance and did not qualify for gov help. so i tried to help her by paying for the bills thru credit card checks. she is doing much better and it has been 3 years since surgery. and as far as income is concerned, i just checked my tax return, 2006 my gross income was about $100,000, $120,000 in 2007, and $150,000 in 2008. when i was working for someone else, you don't make as much even as a dentist. i opened my own office last year (july). i expect my income to increase more this year as well due to my ownership. but i can't use all the money i make from the office personally(incorporated for the office and want to accumulate money to open another office by the end of this year). that is the reason i request a loan for personal use. hope this answers your questions. and i will contact them about verifying my income.

Member Payment Dependent Notes Series 408728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408728	$4,975	$4,975	12.21%	1.00%	June 9, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408728. Member loan 408728 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	USA Scientific	Debt-to-income ratio:	14.20%
Length of employment:	1 year	Location:	Westborough, MA

Home town:	Bangor
Current & past employers:	USA Scientific, Valet Park of America
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Looking for a small personal loan to purchase a motorcycle.

A credit bureau reported the following information about this borrower member on May 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,284.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck on your loan application! What motorcycle are you planning to purchase? What gear do you wear when you ride?	Hi, Thank you very much. Right now I have been looking at yamaha R6 and GSXR 600. I recently had a buell which was great but I decided to get rid of it a few years ago and now I want another bike! For gear I just have a helmet, gloves, padded jacket and I usually wear some type of boots. Thanks again.

Member Payment Dependent Notes Series 408746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408746	$6,200	$6,200	13.47%	1.00%	June 8, 2009	June 8, 2012	June 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408746. Member loan 408746 was requested on May 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Golds Gym	Debt-to-income ratio:	7.13%
Length of employment:	2 years	Location:	Cypress, TX

Home town:	Louisville
Current & past employers:	Golds Gym, Fitness Inferno, Olympus Fitness
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt at a lower interst rate. I have never missed a payment, but over the past two years my credit card companies have somehow gotten away with increasing my interest rates over and over again. I pay over the minimum payment per month on all my cards by paying about $700-800.00 a month, but I just can't keep up with the rising interest rates. Can anyone please help me.

A credit bureau reported the following information about this borrower member on May 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	43
Revolving Credit Balance:	$12,616.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What happened with your the delinquency, and also what is your position at Golds Gym that you make 8000.00? If you could get Lending Club verification of your monthly wage I can better make a decision to invest with you.	Can you retype the first part of the question in regards to the deliquency so i can respond. it was not clear. I am the personal trainer manager at Golds. I hire and manage all the personal trainer independant contractors at the facility, as well as run my own personal training and nutrition business there. I make commission from Golds, and receive income directly from clients, as well as income from supplements that I sell. I can fax over bank statements as necessary to show my income.
What are your monthly expenses?	Rent - $1000.00 PT Rent - $250.00 roth Ira - $250.00 Student loan $200.00 Credit card payments $700.00 (which i will transfer to this instead to lower my monthly payments) Utilities/cell/internet - $700.00 membership dues - $100.00 food/etc - $800.00 gas - $200.00 vehicle - $200.00 dining and misc - $200.00 car/renters insurance - $200.00 health insurance/disability - $260.00

Member Payment Dependent Notes Series 408833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408833	$12,500	$12,500	9.63%	1.00%	June 3, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408833. Member loan 408833 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,733 / month
Current employer:	Pepco Holdings	Debt-to-income ratio:	2.83%
Length of employment:	1 year	Location:	Potomac, MD

Home town:	Washington
Current & past employers:	Pepco Holdings, NorthStar Communications Group, EDS, Agriculture Department (USDA)
Education:	Capiol College, University of Maryland-College Park, Montgomery College

This borrower member posted the following loan description, which has not been verified:

Hello: Purpose of loan is to pay off 4 credit cards in full. I would like to pay 1 monthly payment as instead of shuffling money into higher interest rate credit cards. I am a Senior Engineer for a very stable utilities company in the Washington DC area. I get paid every two weeks and can afford to pay back the borrowed loan given a three year window. Need to borrow $12,363, but had to list $12,500 because it had to be a multiple of $25. Credit Card details AMEX $1688 Bank of America $6401 The reason for the amount of credit cards built up was due to a move from Texas to the DC area. I am now on track for a complete budget and am tired of paying these high interest rates on these credit cards. I have never missed any payments, have a paid off car and have an excellent credit score.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,363.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. You only listed 2 accounts. What are the remaining debts? Thanks.	Thank you for the inquiry. At the time of the ad, I thought I had listed the 2 other credit cards. But anyways The other 2 credit cards to be paid off are Discover of $1874 Citibank of $2400 Thanks again

Member Payment Dependent Notes Series 408844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408844	$9,500	$9,500	12.84%	1.00%	June 10, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408844. Member loan 408844 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,420 / month
Current employer:	Investment Technology Group	Debt-to-income ratio:	8.57%
Length of employment:	1 year 5 months	Location:	BROOKLYN, NY

Home town:	Guilford
Current & past employers:	Investment Technology Group
Education:	Northern Kentucky University

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate my current outstanding credit card debt into one monthly payment with a fixed loan.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,573.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but I have a few questions: 1. Can you please explain how you accumulated such a high credit balance? 2. You have reported a high income. Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) 3. What are the balances and interest rates on the card(s) you are hoping to pay off? 4. What is Investment Technology Group? What is your job there? Given the turmoil in the economy, would you say your job is secure? Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	1. I have managed to slowly accumulate this high credit debt over the past few years which started in my last years of college. Like many people being a full time student kept my income to a minimum so I went down the path of charging for things I needed. Additionally, any larger purchase I needed after college I would put on my card with the assumption I would pay it off when I started working. Basically, I want to get a loan so I can get rid of my credit card balances and have a fixed term and payment set up that I will pay off the debt. 2. Thanks for the recommendation. I am working to verify my income with Lending Club. 3. I have three cards to payoff. - 6054 14.9% - 1660 18.24% - 1829 9.3% 4. ITG is an agency brokerage and financial technology firm that works with asset managers to provide electronic trading as well as pre and post trade analytics to use in their investment process. I am a consultant for ITG and provide and am in direct contact with our client to assist in helping them through the portfolio management process. With the current market conditions we have not seen the same impact as the buyside firms but are feeling the effects of the recession through our trading costs. On this note, I do feel our company is more secure and more importantly position within the company.
What are your monthly expenses?	Including rent and credit payments total monthly expenses come to ~$2300.
Ximmuriax, I have an additional question. Do you have an emergency reserve fund, that would allow you to pay your living expenses and loans for a period of time, if you lost your job? Thank you.	Yes, I keep reserve of ~2-3 months expenses set aside in a seperate account in the event of an emergency.

Member Payment Dependent Notes Series 408948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408948	$8,500	$8,500	11.89%	1.00%	June 8, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408948. Member loan 408948 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Sargent and Lundy LLC	Debt-to-income ratio:	18.06%
Length of employment:	2 years 1 month	Location:	wilmington, DE

Home town:	Syracuse
Current & past employers:	Sargent and Lundy LLC
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

This money will go to consolidate debt payments and 1 slightly major purchase. The debt is from credit cards that I used while in college which have all seen increases in the interest rates to very high levels. In the past I had not worried so much about the card interest or making lump payoffs in order to keep my primary checking in good order. The card companies have made the obvious mistake jacking up my interest (IMO)... I hope to pay investors of this loan a "fair" amount of interest instead and leave them with none. I am currently paying around $500/month to the various cards to avoid paying a ton of interest. About $3000 will take care of this debt. A consequence of paying on debt is that I've only saved about $1000 in the past 8 months. Therefore the other portion of this money will be going towards moving forward in a relationship (engagement). I feel I am a good candidate for this loan. I do have school and auto debt but it is very manageable. I also hold a good paying job as an engineer in a very stable industry. If there are any doubts or I have left something important out, please feel free to ask and I will enlighten you.

A credit bureau reported the following information about this borrower member on May 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,948.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your fiance's financial situation like? Can you explain the (3) inquires to your credit in the last 6 months? Why do you think that you did not get your entire loan amount the first time and had to relist this loan?	My girlfriend has her MBA and works in Sports Marketing for Bank of America... she brings home slightly more than I do and has very little school debt. 3 inquires: - Loan request for same purpose as this loan with an unsightly APR... Lending Club rules! - Security issue with my Citicard. They canceled my account based on something suspicious (as they called it) and opened another identical account for me... why the inquiry? I don't know. - In 12/08 I checked how qualified I was to buy a home... I chalk that as planning, but nothing serious. Why did I have to relist this loan? Well I am not sure what the loan finished at (how much was funded) because I was out of town fishing w/out internet. When I came back I had noticed messages on my home phone requesting proof of income. After the loan finishes if ANYTHING is not verified I am told the loan expires. I apparently should have given my cell number. I was told the other day my income is verified now. Hope that clears things up.
Thank you for answering my questions. That does clear a few things up. You should know that all information (including your salary/gross income) is unverified by Lending Club until marked with an asterisk. (It's not.)	OK, I just got off the phone with them about this and they reassured me that I am good to go. I asked if they suggest me sending this information out directly and they informed me the preferred method is to have you contact them if there are inquiries about my verification... thanks.

Member Payment Dependent Notes Series 408983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408983	$1,800	$1,800	11.58%	1.00%	June 3, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408983. Member loan 408983 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	San Luis Obispo County	Debt-to-income ratio:	17.30%
Length of employment:	2 years 1 month	Location:	TEMPLETON, CA

Home town:	bakersfield
Current & past employers:	San Luis Obispo County, city of templeton
Education:	university of montana

This borrower member posted the following loan description, which has not been verified:

major purchase

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,634.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You list "Major Purchase" as the reason for requesting the loan. Could you be a little more specific? Thanks!	hi there! the house we rent does not have a washer/dryer/or dishwasher so we are going to be purchasing those since the laundrymat just doubled their wash/dry prices. =+) thanks for your interest and hope ya have a nice one! let us know if you have any other questions.
Hi, What are you going to purchase? Thanks.	.hi there! the house we rent does not have a washer/dryer/or dishwasher so we are going to be purchasing those since the laundrymat just doubled their wash/dry prices. =+) thanks for your interest and hope ya have a nice one! let us know if you have any other questions.

Member Payment Dependent Notes Series 409001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409001	$20,000	$20,000	12.21%	1.00%	June 9, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409001. Member loan 409001 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Norwalk-La Mirada School District	Debt-to-income ratio:	13.85%
Length of employment:	7 years	Location:	Buena Park, CA

Home town:	Fullerton
Current & past employers:	Norwalk-La Mirada School District, Home Base
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Adding Mother-in-Law Room.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	14
Revolving Credit Balance:	$5,119.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, could you please tell me what's your tipical monthly expense besides of the 666$ for this loan? thank you	Hi. My monthly expense is $3,350.00. Thanks for your question.

Member Payment Dependent Notes Series 409173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409173	$25,000	$25,000	12.53%	1.00%	June 9, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409173. Member loan 409173 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$58,333 / month
Current employer:	n/a	Debt-to-income ratio:	9.64%
Length of employment:	18 years 5 months	Location:	Gaithersburg, MD

Home town:
Current & past employers:	Self-Employed
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

I have owned a small business for over 18 years and recieve payments from my clients on a quarterly basis. I typically recieve about $200,000 quarterly. My tax bill this past year was more than what I expected which required me to use a credit card advance. I plan on paying off the balance when I recieve my next quarterly income payment which will not occur again until July 30th. I have excellent credit.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,139.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What kind of business do you own? Thanks.	Financial Planning, asset management. All fee based. Over 200 Million under management.
Do you realize that if you pay us back in a couple of months, we make no money on this loan?	After first reading your question, I did not understand why you would say that and then I reviewed my posting and now I understand. I am not planning on paying "you" the lender back in a couple months, I am planning on paying the balance of my tax bill to the IRS in a couple months. Sorry for the confusion. I appreciate that you asked this question because it probably explains why my loan has been barely funded so far. I will see if I can revise the loan reason to prevent the misconception you have brought to my attention that I am sure other prospective lenders have concluded. Thank you.

Member Payment Dependent Notes Series 409181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409181	$1,750	$1,750	15.05%	1.00%	June 4, 2009	June 9, 2012	June 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409181. Member loan 409181 was requested on May 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Andrew Stridiron	Debt-to-income ratio:	15.84%
Length of employment:	1 year 5 months	Location:	Arlington, PA

Home town:	Philadelphia
Current & past employers:	Andrew Stridiron
Education:	Art Institute of Washington, West Virginia University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow this amount to finish school. I have been having problems getting other loans so my hope is to get money from here now. I have had to pay off some of my loans after leaving the first college I went to which was West Virginia University. I was barely late on paying the loans back. Now I'm at the Art Institute of Washington and my major is Bachelors in Audio Production. So far I have completed about a year and a half of school. I have one more year and half left. So I should be done by the end of fall quarter of next year (Dec, 2010). I will use this money only for school which should cover all of my tuition and on campus housing expenses up till that time when I graduate. I'm a good, reliable and responsible candidate for the loan because I have experienced a lot of expenses that I have had to pay for in life. I know the importance of paying the money back when needed to. I also plan to look for good job companies and apply my interests and currest position in school while I'm in school. Getting a job right away after I graduate will be a good start and preparation for when I will have to pay the money back. This way, I will not put myself in danger of not being able to pay the money back. Not only will I look for a job, but will also work on my secondary job as a recording rap artist and Electronic DJ to get extra money. My current plan is to look for a scholarship to help pay for loans in the future if that is possible. I have completed so much in school. So I definately do not want to withhold my position from going to school at this moment, because I don't have enough money or can't get any loans. Thanks so much for at least giving me this opportunity to apply.

A credit bureau reported the following information about this borrower member on May 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 409250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409250	$9,600	$9,600	9.63%	1.00%	June 5, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409250. Member loan 409250 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	The Shakespeare Theatre of NJ	Debt-to-income ratio:	6.85%
Length of employment:	8 years	Location:	FLORHAM PARK, NJ

Home town:	Morristown
Current & past employers:	The Shakespeare Theatre of NJ
Education:	Fairleigh Dickinson University-College at Florham

This borrower member posted the following loan description, which has not been verified:

To whom it may concern, First and foremost it is amazing that an organization such as this exists in a climate where everyone seems to be getting burned. I am a 31 year old professional male who has always had steady work. Recently in 2006 I took a gamble and left my work of 5 years for a new opportunity which unfortunately didn't pan out (no fault of mine, it shut down). By summer 2007 I was out of work with bills mounting. I made the mistake of using credit to help me through 6 months of not working and now I'm stuck in a revolving door. Thankfully in 2008 my previous employer welcomed me back with open arms and since then I've been making a serious dent in my debt. Now I am at the point where I want to eliminate it forever in 3 years with a good interest rate. A little about me...I have been described by my boss as a renaissance man. I manage a network of computers for a non-profit as well as pursue many artistic endeavors. Currently outside of work I am writing a screenplay about a little know story in the early 1900's that I've been researching for 2 years. I have also performed Shakespeare professionally and read tons of books. I strive to keep a balance between my techie computer side and the arts. Getting out of debt will finally allow me to keep my head above water because being on a non-profit salary it remains hard to save and stay afloat. In the past 6 months I have created a budget for myself based on percentages. Thirty percent toward savings, 30% toward living expenses, and 40% toward debt. The loan I am requesting will accomplish 2 things for me...1) consolidate and 2) have a fixed rate and timeframe to complete my debt free plan. Despite being in debt I have always made payments on time and know when to sacrifice. My credit record shows that I have never once made a late payment and often pay above the minimum required. I was raised by parents who always said to me that there is always a way to get things done as long as you commit. I once read that debt is the worst poverty. I now believe this to be true. It's amazing how it can wreak havoc on your psyche and consume your everyday thoughts to the point where you can no longer focus on the things that once brought you joy. I believe I can live a fulfilled passionate life without a high paying job so long as you use money wisely. And once out of debt I will be able to save more again and pursue my screenplay wholeheartedly and sell it.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,865.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 409378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409378	$7,200	$7,200	14.42%	1.00%	June 8, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409378. Member loan 409378 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	English + Associates Architects, Inc.	Debt-to-income ratio:	13.86%
Length of employment:	11 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	English + Associates Architects, Inc., WHR, Architects, HOK
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

The balances just aren't going down fast enough thanks to the high interest rate and I can't afford to pay them off in full right now. I would be able to pay them off quickly if the rates were reasonable.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	7
Revolving Credit Balance:	$16,364.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there. I am interested in helping to fund your loan, but have a couple of questions: - You have reported a good income. Could you please verify your income with Lending Club? (With the corresponding little asterisk placed next to the reported income, I think you'd have an easier time getting full funding.) I believe you just have to contact Lending Club and send in pay stubs or some other form of income proof to make this happen. - What is your job at the architectural firm? How secure is your job in this recession? - Can you please explain the delinquency from 7 months ago on your Lending Club profile? - How did you accumulate 16,000 in debt? Why did you only request $7,000+ in a loan? (i.e. Why not request more to pay off all your credit card debt?) Thanks and good luck!	Thank you for your questions, I'm currently working as a lead designer at my firm, as well as assisting in software training. My role from day to day ranges from drawing production to construction administration. Our firm receives a great deal of government work and we have not had the layoffs some other firms around town have seen. Houston is well below the national unemployment average and is holding up better than others in this recession. The delinquency from 7 months ago refers to a mortgage payment. I had just switched payment methods and after some confusion on my part with how it worked, it was payed promptly. It did not reflect my ability to pay at the time as I've had no gaps in employment or pay at any time. A majority of the debt accumulated as my wife finished college and could not manage a job at the same time. She is now employed full time as a teacher. I have recently negotiated a lower rate on my other card so I don't need to cover the full amount. I will verify my income through Lending Club as soon as possible. I hope this answers your questions. Feel free to ask more at any time. Thanks again.
How much do you intend to pay on this loan each month?	I'll pay minimum + a little extra when possible. I don't intend to take the full 3 years to pay it off.

Member Payment Dependent Notes Series 409404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409404	$10,600	$10,600	13.16%	1.00%	June 9, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409404. Member loan 409404 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Bavarian Soundwerks, LLC	Debt-to-income ratio:	19.49%
Length of employment:	4 years 7 months	Location:	Atlanta, GA

Home town:	Savannah
Current & past employers:	Bavarian Soundwerks, LLC
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

I am one of the owners of www.bavsound.com. Last year, I used my personal credit cards to provide additional capital to the business to maintain higher levels of inventory to reduce shortages. Unfortunately, this had the unintended consequence of lowering my credit score and reducing the availability of credit through our other financing sources (such as our American Express accounts). The purpose of this loan is to allow me to pay off these credit card balances, improving my credit rating by improving the ratio of used credit to available credit, thereby increasing available capital to the business through other financing sources. In addition, this will also reduce overall interest expense for the total debt. Finally, it is worth noting that I am NOT personally paying the vast majority of current credit card payments. Instead, my business pays these payments directly as the debt was created for the express purpose of use within the company. Should you wish to review company financial statements from the last three years through Q1 2009, please let me know. You'll need to sign an NDA, but I am happy to provide them.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,869.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 409429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409429	$10,000	$10,000	13.79%	1.00%	June 9, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409429. Member loan 409429 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Caminol Management	Debt-to-income ratio:	15.78%
Length of employment:	2 years 3 months	Location:	AUBURN, CA

Home town:	Redding
Current & past employers:	Caminol Management
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Used to consolidate Credit Card debt.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,826.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 409452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409452	$16,000	$16,000	11.58%	1.00%	June 9, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409452. Member loan 409452 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,633 / month
Current employer:	Narconon	Debt-to-income ratio:	2.20%
Length of employment:	7 years 3 months	Location:	Van Nuys, CA

Home town:	Cleveland
Current & past employers:	Narconon, Self employed pottery artist, ballet teacher, children's tutor
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

This is full payment on a foreclosure home that I will own for $23,900. The home will be sold to a family who will live in the home. Once sold another home will be purchased by me to be sold to another family and so on. In the 1970's I purchased and lease-optioned 8 single family homes in Ohio. Owned these properties for about 10 years. Divorce forced sale of these homes. The homes I am currently buying will be through Stone Equity Group and will be in Ohio, Indidana and other midwest states. They will be in saleable condition when I purchase them. For more information on Stone Equity group see www.stoneeg.com. Purchase price will be $23,900 (I have the remainder of the purchase price) and sale price will be approximately $45,000 (possibly more).

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,476.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
SH, What is your occupation? Also what is Narconon? How much are the renters currently paying? And why don't they buy the house themselves, instead of you buying it and re-selling it at a 100% markup?	I handle refund requests for Narconon which is a chain of drug rehabs. I work for Narconon Southern California and Narconon Northern California, each of which operate 3 rehab centers. I work from my home in Los Angeles and travel to our corporate office in Los Angeles for weekly meetins (about a 45 minute commute). I rent rooms in the home where I live in Los Angeles (Van Nuys, CA). The home I am buying is a separate investment property that will be flipped to owner-occupants or to another investor. Then I will buy another home and flip it, etc.

Member Payment Dependent Notes Series 409473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409473	$6,500	$6,500	10.95%	1.00%	June 3, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409473. Member loan 409473 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Oxbo International	Debt-to-income ratio:	13.38%
Length of employment:	2 years 8 months	Location:	Everson, WA

Home town:	Lynden
Current & past employers:	Oxbo International, Heath Tecna, Mid Columbia Engineering
Education:	Bellingham Technical College

This borrower member posted the following loan description, which has not been verified:

My wife and I got married a little over a year ago, and have some remaining wedding debt that we would like to refinance at a better rate. We are good candidates for a loan because we always pay our bills on time, and are very goal oriented (want to buy a house after all our debt is paid off). I am a mechanical designer in a stable company designing agricultural harvesting equipment, and my wife is a nursing assistant.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,678.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 409503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409503	$3,500	$3,500	13.16%	1.00%	June 3, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409503. Member loan 409503 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,560 / month
Current employer:	Town of Seneca Falls Highway	Debt-to-income ratio:	20.83%
Length of employment:	n/a	Location:	Seneca Falls, NY

Home town:	Seneca Falls
Current & past employers:	Town of Seneca Falls Highway, Corial Affiliates
Education:	Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I work for the Town of Seneca Falls Highway Dept. full time. They pay 9$ per hour guaranteed 40 hours a week at least. My Gross monthly income is 1548$. I am applying to get my first car. I found a 1968 Pontiac Lemans, cloned to a GTO. 4000$ would put it on the road and register it and insure it. I would like a loan for 4-5 years. I am 20 years old and unable to have a cosigner and since the car is not a 2000 or newer, no bank will help me.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,740.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
That's a significant portion of your income. What are your other expenses? Do you have an emergency fund?	135 dollars a month really isn't for me. I live at home with my parents. My student loans are still differed so I don't make payments on them. I currently have the first 4 months payments saved up and my job is year long. My emergency plan is joining the military. If I get in a possition where I cannot afford this loan all I do is sign a paper and I get 11k after taxes(currently I would rather not join the army). Defaulting on this loan is not an option for me.

Member Payment Dependent Notes Series 409507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409507	$10,000	$10,000	9.32%	1.00%	June 8, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409507. Member loan 409507 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	macys	Debt-to-income ratio:	7.43%
Length of employment:	8 years	Location:	CRANSTON, RI

Home town:	Providence
Current & past employers:	macys
Education:	CCRI

This borrower member posted the following loan description, which has not been verified:

This loan would be a way to consolidate my debt so that I can see a light at the end of the tunnel. I never miss a payment or have late fees but I don't seem to be gaining any ground. Please Help!

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,314.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of work do You do for Macy's Most Macy's are cutting back on employees and hours, how will this affect You?	I am a Security Director. Security typically operates different that other departments. I have a staff of three in my location. Usually when cuts are made they will cut the staff from a location and leave the Director. There are approx 840 Macy currently. Roughly 800 of those stores have Security Directors. The stores with the lowest productivity (apprehended theft activity) and sales volume are the ones without Directors. There aren't any of these stores in my Region.
Have you verified your income with Lending Club?	Lending club is in the process of verifying my income. I am currently making $400 worth of payments a month on the debt I would like to consolidate. The terms of this loan would be roughly $320 a month.

Member Payment Dependent Notes Series 409552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409552	$7,000	$7,000	14.11%	1.00%	June 8, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409552. Member loan 409552 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	reliable carbonic	Debt-to-income ratio:	21.67%
Length of employment:	14 years	Location:	south river, NJ

Home town:	new brunswick
Current & past employers:	reliable carbonic, sunoco
Education:

This borrower member posted the following loan description, which has not been verified:

I had a very hard time at the beginning of this year. I am back on track to working full time but i am starting to fall behind. I have 2 jobs that i can get all the work i need but i need something to tie me over. Can someone please help me i am an honest hard working guy that will do anything for anybody at any time.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,550.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Reliable Carbonic? What is your second job, and is the income from that included in the 4,167 monthly you report?	I deliver carbon dioxide to restaurants and repair soda systems at reliable. My second job i am an assistant manager at a gas station on the new jersey turnpike and that income is not included in the 4,167 . I make 700 a month at my 2nd job.

Member Payment Dependent Notes Series 409561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409561	$18,000	$18,000	10.95%	1.00%	June 8, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409561. Member loan 409561 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,483 / month
Current employer:	integris hosp/medassurant	Debt-to-income ratio:	6.69%
Length of employment:	4 years 3 months	Location:	nowata, OK

Home town:	shelby
Current & past employers:	integris hosp/medassurant, ConocoPhillips
Education:

This borrower member posted the following loan description, which has not been verified:

We're wanting to build a 32x32 metal building. We have the foundation finished, just need the building. We purchased this home about 2 years ago and would like a garage/storage for tools and such. We have always paid our bills on time and our credit scores were always 720 to 768, but recently the credit card companies reduced our credit limits to the balance we owed and now our scores have dropped significantly. They have even noted as being over credit limit, due to this drop. It was not because of a purchase.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$77.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living?	I'm a certified medical coder, through American Academy of Professional Coders and I work for a medical firm as a Medical Coding Review Consultant. I also work at a hospital doing medical coding for an orthopedic surgeon. I have been doing this for a number of years and really enjoy it.
Emmajean, Your loan looks like a good investment, but I am unclear what you mean showing a debt of only $77 and a bank declaring you over a credit limit. Please explain.	Not sure what you're looking at, with a debt of $77. The cc company reduced my credit limit to the balance owed. Before my next payment was paid, the finance charge was added making my account over limit by $7.00 and charged me an overlimit fee of $39.00, which is being reversed. This just recently happened during the " transition". Received no notice in advance, was notified on the day it happened. It's not in overlimit now and this was the only time it happened.
would you mind sharing some of your monthly payments? Mortgage, car or cars, or any other payments of significance. I also work for Integris and just want to make sure a almost $600 month payment wont swamp you. Thx	My major job is with MedAssurant, where I work 40 hrs week. I worked for Integris full time the past few years, but now I do "contract work for them, about 15 hrs a week. Our mortgage is $600/mth. There is other income from my husband.
Do you have car payments? Everything looks good I just want to make sure you don't have like two $500 car payments or high child support payments which are not reflected. If not sounds very credit worthy.	We've been married 41 years, and my husband hasn't had any children come out of the wood work yet, kidding aside. I have a car pymt of $350/mth, zero interest, with about 3 years left on it. Do appreciate your interest in me though.
Your loan request looks very promising. I just need to see the income validated. Could you contact Lending Club and fax them the required documents to verify your stated income?	Yes, I'm already getting that ready for them
I agree this loan looks like a good investment. Please get your income validated as asked and i'm still unclear about the credit cards being right on your limit that you talk about. Your credit shows only $77 dollars in debt, this is what we are all looking at. Are these cards you speak of in your husbands name and not yours maybe that is why? Just trying to find out how much debt you have on credit cards. thx	As I've mentioned before, I'm not sure what the $77.00 is. I do have a balance of about $10,000 on my cc. It did have a cr limit of 17,000, but was recently reduced to $10k. I thought this would reduce my cr score, but apparently, it didn't.
I hope all works out with your loan. Being a brother mason and shriner I invested a portion of my account in you. good luck.	Thank you, I appreciate your faith in us. I'll let your fellow brother (my husband) know. Everyone's been so pleasant, I'm thinking of becoming a lender.

Member Payment Dependent Notes Series 409593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409593	$2,500	$2,500	13.47%	1.00%	June 10, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409593. Member loan 409593 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Tallahassee Memorial Healthcare	Debt-to-income ratio:	16.33%
Length of employment:	2 years 6 months	Location:	Tallahassee, FL

Home town:	Plainfield
Current & past employers:	Tallahassee Memorial Healthcare, Flagstaff Medical Center, Vertical Relief Climbing Center, Northern Arizona University
Education:	Tallahassee Community College, Coconino County Community College, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I am entering nursing school in the fall and currently working as an EMT. I also have a few hundred dollars of high interest credit card debt that I want to erase before entering a demanding nursing program.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	69
Revolving Credit Balance:	$1,159.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you have only a few hundred dollars in credit cards. What will the balance of the loan be used for? Also, are you attending school part or full time starting in the fall?	To pay for tuition and living expenses. I'll be in 6hrs of nursing classes and working as an EMT part time.

Member Payment Dependent Notes Series 409596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409596	$3,000	$3,000	14.11%	1.00%	June 5, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409596. Member loan 409596 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Harper Collins Publishers	Debt-to-income ratio:	5.10%
Length of employment:	3 years	Location:	MASSAPEQUA, NY

Home town:	New York
Current & past employers:	Harper Collins Publishers, Ivarone Brothers
Education:	Adelphi University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off some bills please.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$256.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you specify what bills you are planning to pay off?	Phone bills, car payments, etc
How much are your monthly expenses?	$467.00
25	25

Member Payment Dependent Notes Series 409616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409616	$5,500	$5,500	11.89%	1.00%	June 5, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409616. Member loan 409616 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,292 / month
Current employer:	KForce	Debt-to-income ratio:	18.45%
Length of employment:	5 months	Location:	RESTON, VA

Home town:	Managua
Current & past employers:	KForce, Global Crossing, Ciber, DYSIS, MCI Worldcomm
Education:	American Intercontinental University Online, Broward Community College

This borrower member posted the following loan description, which has not been verified:

I am diabetic with type 2 diabetes. Because of the diabetes I had a heart attack last October. I am only 35 years old. The doctors tell me that the diabetes is making my arteries smaller. Since October I have had 3 stents put in my left artery to open up all the blockages that I had. If I were to get the loan I would use the money to help me pay for a gastric sleeve surgery, this is a type of weight loss surgery. Studies show that overweight diabetic type 2 patients benefit from this surgery by putting the diabetes in remission or completly eliminating it. I want the surgery because it would help with my diabetes and my weight. I would like to be able to live a life where I do not have to worry about getting more heart attacks or worry about my sugar all the time. I have been diabetis for 11 years. I would like to be able to travel but I cannot since I have to have my cardiologist near by since I suffer from silent heart attacks. In the past 5 months I have been in the hospital 4 times. This surgery would greatly reduce the visits to the hospitals. If I got the loan I would repay it on time. My salary at the moment is $48k a year and in July I will start at new job where I will be earning $55k a year. I have saved up for most of the surgery which costs $20K I am only missing $5500.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	45
Revolving Credit Balance:	$11,812.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 409629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409629	$14,900	$14,900	9.63%	1.00%	June 4, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409629. Member loan 409629 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Walden House	Debt-to-income ratio:	17.54%
Length of employment:	1 year 11 months	Location:	San Francisco, CA

Home town:	Washington
Current & past employers:	Walden House, Tides Center, Center for Health Training
Education:	University of California-Berkeley (Cal UC Berkeley), San Jose State University

This borrower member posted the following loan description, which has not been verified:

I am in the process of addressing a high-interest loan. I have a solid track record of making my loan payments on time and in full and am trying to get a better interest rate on a loan with an interest rate of 14.25%. I got this loan to try to consolidate credit card debt I accumulated while in graduate school pursuing my Master of Public Health degree. This loan will be used to pay off this loan and get my debt under control. I live in an expensive city, just turned 30 and now, more than ever, realize that I need to save money if I am to have children and eventually retire, which I cannot do given my current high interest debt. I would much rather pay off my loan to Lendin Club members who can benefit from the interest than continue paying high interest to a commercial bank. My financial situation: I am a good candidate for this loan because I pay my rent and all of my bills on time; I am committed to paying off my debt; and I have a solid track record with employers (I have never been terminated and I am currently employed in a very stable job. I have recently been given a glowing review and will be receiving a 5% pay increase in June).

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,504.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Walden House and what do you do for them? Do you have your Master of Public Health degree? Why borrow $14,900 when you revolving credit balance is $7504? Please list the debts, monthly payments and interst rates of the loans you have. Thanks	Walden House is a behavioral health agency providing inpatient and outpatient treatment. I am a Health Program Coordinator and I do have my MPH. I actually have two loans that combined come to $14,900. I'm not sure why the financial statement says that my revolving credit balance is $7504. The interest rate on one is 11.8 (owe about $7600) and on the other is 14.6 (owe about $7300).

Member Payment Dependent Notes Series 409754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409754	$6,000	$6,000	14.74%	1.00%	June 5, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409754. Member loan 409754 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Chadbourne & Parke LLP	Debt-to-income ratio:	15.02%
Length of employment:	1 year 3 months	Location:	Staten Island, NY

Home town:	Brooklyn
Current & past employers:	Chadbourne & Parke LLP, Berdon LLP, Agency.com, Shearman & Sterling
Education:	Wagner College, Berkeley College at New York

This borrower member posted the following loan description, which has not been verified:

I am working on getting out of debt. I have been closing credit accounts and am now working on the final ones. Need loan to just pay one monthly payment and close out cards once and for all.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	57
Revolving Credit Balance:	$36,120.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello Ivalerio, you seem to have 36k in revolving debt, but are only asking for 6k. Can you explain the revolving debt? Also, once paid off, there is little reason to close credit accounts, as long as you don't use them and there are no annual fees. Best of luck, Cheers, Dave	The revolving debt is an HFC Loan for $15k. The other $15k is not mine. Its actually my mothers discover card, which I removed myself as an authorized user two months ago but its has not been removed from my credit report. I plan to pay off this $6k in about two years and then work hard on elimiating the HFC loan to be debt free.
Hi there. I am interested in helping to fund your loan, but have a couple of questions: - You have reported a high income. Could you please verify your income with Lending Club? (With the corresponding little asterisk placed next to the reported income, I think you'd have an easier time getting full funding.) I believe you just have to contact Lending Club and send in pay stubs or some other form of income proof to make this happen. - What is Chadbourne & Parke LLP? Can you please explain your job there? How secure would you say your job is in the current recession?	I am going to be reporting my income with Lending Club tomorrow. I will send them paystubs to verify. Chadbourne & Parke LLP is one of New York City largest law firms. It ranks in the AM Law 100, as one of the top 100 firms in the world. I work in the finance department and my job is secure considering this recession we are in.

Member Payment Dependent Notes Series 409767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409767	$9,100	$9,100	15.37%	1.00%	June 3, 2009	June 10, 2012	June 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409767. Member loan 409767 was requested on May 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	USAF	Debt-to-income ratio:	4.97%
Length of employment:	8 years 1 month	Location:	Mountain Home, MN

Home town:	Minneapolis
Current & past employers:	USAF, USAF
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

My wife and I would like to take all are credit cards with a balance on them that are now cut up and consolidate to one monthly payment.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,971.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much longer exists on your current enlistment contract? Are you eligible and intend to remain on active duty during the 3 year period of this loan?	My Current enlistment last through March 2012.
Could you itemize your gross income? What is your current rank? Thanks and good luck.	My current rank is SSGT/E-5 and my monthly take home is $3250 a month.
I loved the Air Force and i hope my funding helps	Thank you so much. It is much appreciated :)
jbbc49 = Retired USAF SMSGT Happy to help. I know you will put the funding to good use.	WOW! Congratulatuions. I hope i make tech this month i find out in 2 weeks. I plan on retiring as well. Thank you very much. :)
What are you and your wife's monthly expenses?	Rent, Credit Card's, One Car Payment, Regular utility bills/family :)
Thanks for your service airman...Semper Fi	Thank you I appriciate it.
How much are your and your wife's monthly expenses?	Roughly $550 not including $800 for rent

Member Payment Dependent Notes Series 409892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409892	$11,250	$11,250	12.21%	1.00%	June 10, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409892. Member loan 409892 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	american water	Debt-to-income ratio:	19.01%
Length of employment:	26 years	Location:	ELIZABETH, PA

Home town:	mckeesport
Current & past employers:	american water
Education:

This borrower member posted the following loan description, which has not been verified:

i want to consolidate credit card debt

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,842.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile states you have been working for 26 years but have only had credit for 14 years. Can you explain why?	Type your answer here.in 1994 my union went on strike against my company...my wife was in nursing school...i had 2 children ages 7 and 4... i started putting roofs on houses to keep my home and feed my family...other bills became impossible so i filed bankruptcy... since then my wife is a nurse with solid income and i'm older and wiser i know i can get thru difficult times better ..... thanks for considering the loan it would be a very good investment
Hi Robert, Thanks for the detailed explanation. I have invested in your loan. Best of Luck.	thank u samos it will be a good investment 4 u
you have only requested $11,250 but your revolving credit line shows $16,842. Can you explain the difference? Also what is your monthly budget - total income and total expenses - after this loan is funded? Thank you	our bills each month are around 3700 me and my wife bring home roughly 5000...i have 2 kids in college.. i'm looking to consolidate 3 credit cards 24% , 13% , and 12% balances are 3000 and 3500 and roughly 4500...this loan wont change my bills at all ... but it will give me 1 fixed three year payment to get rid of the cards.. thx hope this answers ur question

Member Payment Dependent Notes Series 409925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409925	$13,000	$13,000	9.63%	1.00%	June 8, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409925. Member loan 409925 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Millington Savings Bank	Debt-to-income ratio:	20.74%
Length of employment:	14 years 8 months	Location:	Flemington, NJ

Home town:	Morristown
Current & past employers:	Millington Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a car loan loan of $11,800 and rest of the proceeds towards my Chase credit card (recently transferred balance to Discover). I will pay off Chase in two months with Bonus funds. This debt was acquired from gradual home improvements that is now complete. Previously, I took a car loan out on a paid off vehicle for the home improvements. Because of the declining market values, I did not attempt to seek a home equity. I have been with the same employer for 15 years. As a loan officer, I realize the importance of good standing credit and analyze potential risk everyday. I need to emphasize that I would be an excellent canadiate because I have never missed a payment in all of my life and that it is imperative to me that my credit remains in good standing. My credit report shows a Bank of Amercia balance of $54,500. Although this is under my name, my husband pays this. I have: $95,000 401K $100,000 Life Insurance Policy Own a 2003 Ponitac outright I can supply any evidence that is requested. Thank you.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,544.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the economic health of Millington Savings? I do commend you on your loan rating.	Millington Savings Bank (MSB) is a strong community savings bank that has been around since 1911. MSB is a conservative lender, and did not need to take TARP funds. MSB asset size as of 2008 was $300 million. I did not apply for a loan at my own bank, because we do not offer unsecured loans over $5,000.

Member Payment Dependent Notes Series 409975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409975	$6,000	$6,000	9.32%	1.00%	June 3, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409975. Member loan 409975 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Army National Guard	Debt-to-income ratio:	11.32%
Length of employment:	10 years 1 month	Location:	Slidell, LA

Home town:	New Orleans
Current & past employers:	Army National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

This money will consolidate a few outstanding debts that I have. It will also get caught up on my bills.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	30
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of job do you have? Are you military or civilian? How many, to whom, and what kind of debts are you paying off?	I am full time AGR for Louisiana National Guard. SGT rank. Not that it's debt but I recently came back from overseas. My wife got a new dog while I was away and it's time to replace carpets. I also am refinancing my mortgage loan and some of it's going towards closing costs.

Member Payment Dependent Notes Series 409986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409986	$2,500	$2,500	12.53%	1.00%	June 4, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409986. Member loan 409986 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	The UPS Store	Debt-to-income ratio:	1.62%
Length of employment:	7 years 6 months	Location:	Chula Vista, CA

Home town:	Saint Joseph
Current & past employers:	The UPS Store, Wendy's International
Education:	San Diego City College

This borrower member posted the following loan description, which has not been verified:

I am currently seeking to take summer classes at my current college, San Diego City College. I have just moved to San Diego from Hawaii and didn't intend to go to school until the Fall Semester of 2009. But since I have got here and have everything settled, I got a part-time job, furnished my apartment and got a car for transportation. Now I would like to enroll in classes as soon as possible to begin my education, but I do not qualify for any financial aid for this Summer Session. Please consider this loan, as I am working towards bettering my carrer and becoming the best I can be. I worked at my current job for the last 7 and a half years, and have held several small loans such as this, and have always paid on time.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,371.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Are you still working for The UPS Store? I see that you just moved to San Diego from Hawaii, but you have also been with your current employer for 7.5 years. Did you transfer to another UPS Store in San Diego? Thanks.	I am currently still working with The UPS Store in Hawaii part-time. I do remote work, processing reports and reconciliations. I also do some marketing via telephone for them. My wage with them is $20,000/year.
Hello. Will you explain the 2 credit inquiries on your account? Additionally will you provide some more detail about the 1400 of revolving debt you are carrying? i.e.; interest rate, minimum payment how you accrued this debt and how you will avoid taking on more debt. Thank you and good luck.	The 2 credit inquiries are because I tried to apply for a student loan elsewhere. The $1400 revolving credit I am carrying is on my credit card which is to be paid off on June 29. This I already have the income planned for to pay it off. I accrued it from my move from Hawaii to San Diego, purchasing furniture and household goods. I put all the charges on my credit card to be awarded mileage for my expenses. I won't be taking on anymore debt as my main focus here in San Diego is to get my degree. I am already established and have everything I need to survive during my college years.
What are your monthly expenses?	My estimated monthly expenses are around $1300 per month.
Do you know what the delinquency 29 months ago was about? Love your planning and goals.	Yes, the delinquincy was a because of a misunderstanding that I bear the consequence, but have learned from greatly. I was under the impression that I had setup up automatic payments on my credit card at the time and didn't check to see my balance was paid. Since then, I have learned to always double check your finances no matter what who or what company you are dealing with. Human beings make mistakes so never leave your persoanl finances in the hands of another person, because ultimately it is, I, who is responsible. Thanks for the support!!

Member Payment Dependent Notes Series 410040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410040	$5,600	$5,600	13.79%	1.00%	June 5, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410040. Member loan 410040 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Onondaga County Department of corrections	Debt-to-income ratio:	12.89%
Length of employment:	6 months	Location:	LA FAYETTE, NY

Home town:	Syracuse
Current & past employers:	Onondaga County Department of corrections
Education:

This borrower member posted the following loan description, which has not been verified:

The money would be used to consolidate my debts. I currently had to move closer to work for my job with the Onondaga County Department of Corrections, and have taken on a lot more bills and debts do to the move and the furnishings for the move. I am a reliable candidate and can meet or exceed the monthly payments, just my current bills are to spread all over the month. This loan would help narrow everything down and make life easier.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,364.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 410266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410266	$9,500	$9,500	14.42%	1.00%	June 10, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410266. Member loan 410266 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	CBS, Inc.	Debt-to-income ratio:	15.07%
Length of employment:	3 years 1 month	Location:	Torrance, CA

Home town:	Beverly
Current & past employers:	CBS, Inc.
Education:	University of Massachusetts-Lowell, American Film Institute Conservatory

This borrower member posted the following loan description, which has not been verified:

Hello, I am interested in consolidating four (4) high interest rate credit cards. One of them is nearly as high as 28%. If you are able to assist me, I would be happy to know that the credit card companies are no longer getting my hard-earned money.

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,333.00	Public Records On File:	1
Revolving Line Utilization:	52.70%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there. I am interested in helping to fund your loan, but have a couple of questions: - You have reported a good income. Could you please verify your income with Lending Club? (With the corresponding little asterisk placed next to the reported income, I think you'd have an easier time getting full funding.) I believe you just have to contact Lending Club and send in pay stubs or some other form of income proof to make this happen. - Could you please explain the delinquency mentioned 37 months ago in your Lending Club profile? - Could you please explain the Public Record mentioned 85 months ago in your Lending Club profile? - Can you please explain how you accumulated your $8000+ debt? (For example, was it one-time purchases or do you have difficulty covering your monthly expenses without resorting to a credit card for bridge financing?) Thanks and good luck!	Thank you for your questions. I hope I can answer them effectively here. First, I will certainly verify my income with Lending Club this week by providing pay stubs. I believe that the delinquency that is reported 37 months ago on my credit file is on a student loan with Sallie Mae. I have three separate student loans and 37 months ago was exactly when I started at CBS after a short-term period of unemployment. I have since then kept perfect credit history with all of my creditors, including my student loans. The public record 85 months ago is a bankruptcy which I have also come out of very well. My credit over the past 85 months has been excellent. Finally, with regard to the $8000 in debt...I definitely manage my money well and make my monthly expenses without a problem. The difficulty recently has been with the enormous interest rates being charged by the credit card companies. I recently completely paid off my Juniper Visa card which had a balance of $2000. As soon as the balance was $zero, they reduced my credit to $500, which I am certain had a negative effect on my credit score. Despite paying several hundred dollars a month since last year to get out from under that card which charged me 27% interest, they reduced the available credit anyway. I know that the banks are doing this now as a way of preparing for the coming regulations. I hope this answers your questions sufficiently. Thank you for your confidence!

Member Payment Dependent Notes Series 410267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410267	$7,000	$7,000	10.95%	1.00%	June 4, 2009	June 11, 2012	June 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410267. Member loan 410267 was requested on May 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Yamada Research Services	Debt-to-income ratio:	9.76%
Length of employment:	9 months	Location:	Frederick, MD

Home town:	Los Angeles
Current & past employers:	Yamada Research Services, Cornell University, Caltech, Inland Valley Hope Partners
Education:	Harvey Mudd College, Cornell University

This borrower member posted the following loan description, which has not been verified:

Hi everyone! About Me: I'm a research scientist who recently graduated with a Masters in from Cornell. I also hold a degree in physics from Harvey Mudd College. I am also a National Science Fellowship recipient. I am considered to be a responsible individual who is careful with my money and financially savvy. I regularly read the Economist, the Financial Times, and Bloomberg News. I have a Roth IRA and other investments. I've graduated with no debt and an emergency savings fund from work and my time as a graduate researcher. I've NEVER had any credit problems, and always pay my bills on time. Lending Club will do its own calculations, but a recent simulated FICO score placed me around 720. Should I lose employment, I expect to be able to pay off the loan completely out of existing savings/investments. I decided to try this method to see if I can find a financing rate that is better than what is commercially available. Used car loans are not particularly generous with their APR offerings. Thank you for your consideration. Whether you fund my loan or not, I appreciate your participation in a remarkable financial system, whose success at connecting borrowers and lenders has provided a critically useful service to each in this time of financial crisis. Description of Loan Request I'm looking to find some help financing a new-to-me car that will pass inspection. I am looking to buy a modestly priced, well-maintained cars from dealerships with Carfax reports and repair records. Among those I've priced are a 2002 Subaru Outback and a 2003 Toyota Camry. I've opted for a used car, partly because of the steep discount in resale value new cars face after a few years, and partly because I hope to move downtown within the next year, reducing the need to commute to grocery shopping and discretionary excursions. (My city has an excellent public transportation system.) The loan will be used to purchase the car, pay for title, and a reserve of 750 for anticipated repairs. Again, thanks for your consideration!

A credit bureau reported the following information about this borrower member on May 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,724.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You said no debt, what about 49,724 balance showing by lendingclub.	Thanks for the question and an opportunity to clarify things. I don't know where you get the 49,724 figure - I definitely do NOT have that much debt. Transunion's most recent report, according to Lending Club, includes the following: Revolving balance of $9,724.00 Revolving utilization: 50.40% I'm posting a summary of information not reflected in the most recent Transunion report, based on my calculations of 5/31/2009. Each point is detailed in the corresponding numbered item below. I hope the summary will help those who don't want to deal with verbosity. (1) Reported by Transunion Revolving Balance: $9,724.00 Revolving utilization: 50.40% (2) Status prior to limit cut by Chase (as of 5/26/09) Revolving Balance: $8496.87 Revolving utilization: 25.31% (3) Status after limit cut by Chase (as of 5/31/09) Revolving Balance: $8496.87 Revolving utilization: 28.83% (4) Status after pending payment posts, including Chase limit cut (estimated 06/04/09) << What I would use to determine current creditworthiness/risk Revolving Balance: $6,396.87 Revolving utilization: 21.71% Explanations follow below. I hope this clarifies any questions. Please let me know if you have any more. Thanks! ---- (1) I believe this figure to be in error, since my current available lines of credit total $29,465.00, which would produce a revolving utilization of 33.00% (using their stated balance of $9724.00), not 50.40% as they report. My credit utilization has, in the recent past, been relatively high because I took advantage of some 0% offers, as well as some low rate financing on a business line of credit. My return on equity has been higher than my annual interest rate in all cases. I recently paid off the total balance of a 0% offer after a payment error (due to an error in linking my account) triggered a higher APR. I would suspect that this is why my debt utilization appears higher than it currently stands. (2, 3) I also just noticed that Chase cut my credit limit to $900 from a previous limit of $5,000; I am uncertain what triggered this, since I have not failed to pay it off nearly every month (or the minimum in the rare occasion I carried a balance). It may be that they are cutting lines of customers who have proven unprofitable, i.e., pay off their balances every month. (4) Additionally, I have a pending payment of $2100 to one of my business lines of credit. It was set up on Sunday, 05/31/2009, and will post on or about 06/04/2009, assuming a three day transfer time for ACH transfers. ----
Love to fund your loan. Could you contact Lending Club to provide documents to validate your income stated on the loan request?	I will contact Lending Club and supply them with whatever information they need to verify my income. Thanks for your advice and support!
Point of interest only - I suspect the first question from "dark" which asked about the 49,724 balance was in fact a miss stroke on the caps key. 4 = $ with caps. I appreciate your thoroughness in your explanation to questions and the original loan description. Others could take a lesson. I'm in for a few shekels.	Thanks for the kind comment. I believe you are correct about the mistyped "4". At first, I thought that it could've been an encoding issue, possibly having to do with the browser interface dark used. However, a quick search hasn't picked up anything. Please let me know if you've got any more questions or comments. Thanks for your support!
Go Big Red! I'm in on your loan. I wish other borrowers were as detailed in their answers. Kudos for no spelling or grammatical errors.	Thanks sdi6 and Legdrop! I appreciate the feedback and your support. (Legdrop, I won't reply to your question directly yet, since it's handy for me to have the ability to reply in the question feed should there be any changes.) FYI, I've actually narrowed down the car choice; at this point, it looks like it will be a 1999 Toyota Camry, 4-cylinder. Nothing flashy, but it has had only one owner (who had also lived in Maryland), relatively low mileage (70,000), and a clean Carfax. I've done my research, and have some data that should permit me to negotiate a good price. A bit of advice to anyone seeking to buy a used car: google (or bing) the VIN number. I found my dealer has listed the car on eBay for the price claimed to be the "dealer cost". I'd suspected that it was an inflated number, but now I have proof and bargaining leverage. Thanks again for your support!

Member Payment Dependent Notes Series 410304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410304	$1,200	$1,200	11.26%	1.00%	June 4, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410304. Member loan 410304 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Milliman	Debt-to-income ratio:	5.38%
Length of employment:	12 years 10 months	Location:	MENOMONEE FALLS, WI

Home town:	Germantown
Current & past employers:	Milliman
Education:	UW Madison

This borrower member posted the following loan description, which has not been verified:

This will be a very short term loan assuming I receive my bonus check in August

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,524.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 410399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410399	$10,000	$10,000	9.32%	1.00%	June 4, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410399. Member loan 410399 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	AH Belo Corp	Debt-to-income ratio:	0.00%
Length of employment:	11 years	Location:	Denton, TX

Home town:	Decatur
Current & past employers:	AH Belo Corp
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

About 5 years ago we bought a house built in 1947. It only has one bathroom, and it's still in it's original state. We desperately need to replace the tub which is worn down to the cast iron. We also need to update the plumbing, to prevent any foundation damage. I don't know how to convince you that I am a good, reliable and responsible candidate for this loan. I guess my credit score will have to speak for me. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	73
Revolving Credit Balance:	$87.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living? Do you have any backup plan considering the precarious situation of your employer? What are your monthly expenses?	I am a systems administrator. We do not use my income to pay our monthly expenses, my husband covers those. Our vehicles are paid for, we have negligible credit card debt, so if heaven forbid I were to lose my job, we will be fine financially. We have the money to cover the cost of the bathroom, but felt it was safer to borrow half in this economic climate. I have every confidence that we will pay this loan in full long before 3 years are up. Thanks for your question.

Member Payment Dependent Notes Series 410435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410435	$2,500	$2,500	11.89%	1.00%	June 4, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410435. Member loan 410435 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	8.86%
Length of employment:	1 year 10 months	Location:	Long Beach, CA

Home town:	Baltimore
Current & past employers:	Northrop Grumman, Boeing Company
Education:	Embry Riddle Aeronautical University at Daytona Beach

This borrower member posted the following loan description, which has not been verified:

The rate on one of my credit cards recently jumped from 11% to 28%. This loan will be used to pay off the balance.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1977	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,812.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you provide more details about the other 30K in revolving debt that is in your name? i.e.; balances, interest rates, monthly minimums. Additionally please explain what actions you have taken to avoid accruing more debt in the future. Thank you.	The 30k is spread between three credit cards ~20 k at 9.9% ~6 k at 16% ~6 k at 28% This loan will be used along with a loan from my 401k to pay off both of both of the higher rate 6 k credit cards. The 20 k balance was a cash advance that was used to purchase an investment property in Western New York (the property has a 30-year fixed rate mortgage). This property has been occupied and had good cash flow, but it will still take about 18 months to pay down the balance. The last monthly minimums were 20k: $365 6k @ 28%: $214 6k @ 16%: $130

Member Payment Dependent Notes Series 410582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410582	$1,800	$1,800	12.53%	1.00%	June 8, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410582. Member loan 410582 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,754 / month
Current employer:	Allstate Insurance Company	Debt-to-income ratio:	13.62%
Length of employment:	2 years 8 months	Location:	Hapeville, GA

Home town:	Atlanta
Current & past employers:	Allstate Insurance Company
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I'm currently pursuing a MBA in finance. I have one more class to pay for before I qualify for financial aid. Unfortunately, I don't currently qualify for financial aid due to my GPA which dropped below a 3.0. I have since worked hard to bring it back up and all I need is one more class to be above a 3.0. The reason for the drop in my GPA was primarily health related. I have Multiple Sclerosis; During the quarter that did not go particularly well for me, my grandfather died (he was truly one of my best friends), I developed optic neuritis in right eye (causing loss of clarity, color and sharp stabbing pains every time I move my eye), and experienced a horrifying exacerbation that made it difficult to stand, walk or use my arm and leg on my right side. Since then, I've started on a new medication (Tysabri) and I feel better than I've felt in a long time. While the optic neuritis is permanent, the pain is gone and the majority of my vision has cleared up. Of course the emotional pain that comes with the death of a close family member gets better with time. Overall, I'm in a great place right now to move forward toward the completion of my degree, I just need a little help getting there.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$921.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 410636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410636	$4,800	$4,800	15.37%	1.00%	June 10, 2009	June 12, 2012	June 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410636. Member loan 410636 was requested on May 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	We Remember	Debt-to-income ratio:	12.77%
Length of employment:	1 year 2 months	Location:	Des Plaines, IL

Home town:	Des Plaines
Current & past employers:	We Remember, Matrix Direct, Bank of America / Countrywide
Education:	Loyola University Chicago

This borrower member posted the following loan description, which has not been verified:

My Discover credit card is jumping to 27.99%, and with the current credit freeze in the economy, transferring the balance to another company simply isn't happening. My credit card has a credit line of $6,000, and I will soon be paying $1,500 off, leaving the other $4,500 at a very high interest rate. I am a young and educated hard worker, with a good job. Paying for college on my own and living off campus put me in quite a bit of debt, which is currently and steadily being paid off. I am very responsible and will be attending medical school next year (I already took the MCAT and scored a 33, which is above the 90th percentile). The loan will be used to pay off the balance on the Discover card. If approved, I will pay the loan off in full by the end of 2009. I have never had a late payment on any of my revolving accounts.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,063.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why will it be paid by the end of 2009?	It's my goal to pay off the loan as quickly as possible. I hoping to sell my car in the winter and use those funds to pay off any debts.
Can we get a breakdown on how your current Gross Income $6,333 / month is being utilized?	Absolutely. Car payment - $300 Rent - $800 Student loans - $650 (I pay more than what is required to reduce the balance) Credit Cards - $750 (I pay more than what is required to reduce the balance) Misc (phone bill, car insurance, gas, groceries, pet food, extra spending money) - $1200 Remainder goes to reduce any debt, 401k with Fidelity, and Uncle Sam
Hello. What is the current minimum payment required for the Discover card? Do have have any concerns about the min monthly payment going up when you switch to this loan? Based on your credit report, it looks like you will still have around 9k of revolving credit left. Will you provide the balances and interest rates on the debt you are not paying off with this loan? Finally, will you explain the 7 inquiries on your credit report? Thank you and good luck.	Hi! The current minimum payment for the Discover is around $125 per month. I understand that the monthly payment will go up, but what concerns me is the interest rate; by switching to Lending Club, I save over 10% per year in interest, which is most important. The other 9k of revolving debt remain on two credit cards, both locked at 7.99%, which are being paid down rather quickly. I received a letter from Discover a couple months stating the rate hike and panicked, then applied to many different credit card companies in attempt for a balance transfer, hence the reason for the inquiries. I hope that helps answer your questions!

Member Payment Dependent Notes Series 410762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410762	$7,200	$7,200	8.00%	1.00%	June 8, 2009	June 13, 2012	June 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410762. Member loan 410762 was requested on May 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Danfoss	Debt-to-income ratio:	8.95%
Length of employment:	2 years 6 months	Location:	Baltimore, MD

Home town:	Longview
Current & past employers:	Danfoss
Education:	University of Richmond, Johns Hopkins University

This borrower member posted the following loan description, which has not been verified:

I have and excellent credit score, a secure job, nearly $20,000 in savings (cash, stock and 401k) and good cash flow... This debt on this card is from an old balance transfer. I've never charged any purchases to the card, and never plan to. The introductory rate expired about two months ago and I'm looking to get a better rate than what BoA is currently charging.

A credit bureau reported the following information about this borrower member on May 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,824.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What's your title and what do you do at Danfoss? 2. How much of your $20k savings is in cash? 3. When do you plan to pay back the $7,200 you're asking here? Thanks.	1. My title is Business Process Analyst. I work in our corporate finance group for North America, supporting several different business units and factories. My job is to improve upon our business processes and help with the integration of acquired companies (a lot of work in SAP if you're familar with enterprise software)- we have two additional businesses units targeted for integration just in the next 8 months, so I will be busy. 2. $2,600 is cash (and I automatically save $200/month into this "rainy day" account). $7,500 is liquid stock I have in a private brokerage account (which I don't want to sell because they are a mix of dividend stocks that pay out monthly or quarterly at a high yield- though in a pinch I could always sell them). $10,000 is in my 401k- of that amount I have recourse to $4,000 for a "loan" per my plan's rules. I also contribute monthly to the 401k, so the amount of cash avaialable to borrow will increase each month. 3. The term of the loan offered through lending club is 36 months. As with all Lending Club loans, the repayment is electronically deducted from my checking account every month and credited to my lenders. In short, I am a good investment. I am making all my payments and still saving, but would prefer to pay a lower interest rate on my old CC debt to individual lenders rather than BoA. Cheers~
What is the rate on your existing credit card that you will be replacing with this loan?	13%

Member Payment Dependent Notes Series 411160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411160	$1,500	$1,500	13.79%	1.00%	June 8, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411160. Member loan 411160 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	us government	Debt-to-income ratio:	9.51%
Length of employment:	19 years	Location:	ROMEOVILLE, IL

Home town:	chicago
Current & past employers:	us government, AMTRAK (National Railroad Passenger Corporation), metra railroad police, federal protective service police
Education:	Morton College, Lewis university

This borrower member posted the following loan description, which has not been verified:

i am buying a canoe that I alsways wanted

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,189.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current monthly house hold expenses?	electric 129.00,gas 98.00,

Member Payment Dependent Notes Series 411483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411483	$6,000	$6,000	12.53%	1.00%	June 8, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411483. Member loan 411483 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Army	Debt-to-income ratio:	18.05%
Length of employment:	8 years 6 months	Location:	savannah, GA

Home town:	New York
Current & past employers:	Army, US Army
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

My name is Alex Hatchett, I am looking for a loan to consolidate all my debt I have aquired over a couple of years while on my PCS movements. I believe I am a safe investment because of my occupation (Army Medic). I been in the Army for 8 years my PCS date is in OCT 2011 (But I'm planning to do 20yrs). Reason For Loan 2,000 American General 1,840 Prosper Loan 1,350 Visa Card THANKS FOR YOUR HELP

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	80
Revolving Credit Balance:	$5,791.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you had an Article 15 on your current enlistment? What is your paygrade? When are you eligible for advancement? Good luck w/ your Army Career! Respectfully, Navy O-4	Sir, I never had any article 15 in my career. My current paygrade is E5 will be E6 in 2 to 3 months. Thank You for your time sir.
Thanks. I have bid on your loan.	Thanks for your bid I really appreciate it.
I see you need a loan for Prosper, how is that working out for you? Also, where are you stationed? What is your MOS	I have a loan with prosper I currently owe them about 1800 dollars. Never had a problem with them, and they gave me an excellent rate. I am currently in Ft. Stewart GA. working at Wynn Army Community Hospital as a medic. My MOS is 68W N3.
When are you due for re-enlistment?	I am due for reenlistment in October 2011. By then Ill have 10 years in the Army.
Elhammin, Your loan looks like a good investment, but please explain: MOS is 68W N3.	68WN3- Im a Medical Specialist who specializes in Occupational Therapy.
Elhammin, Also explain PCS. Thanks	PCS- When the military moves you from one place to another. Places I travel to as a soldier.
As I am a SSG in 703rd on the same post, I thought I would look at your loan. Looks good, although you mention your ETS is Oct 11, and then say you are eligible for re-enlistment at the same time. Under current regulations, this is not true. You would be eligible in Oct of this year through Aug of 11. You might want to be more concise with your answers, as some will know when things do not match up. If this is what you meant, then fine. Also, what debts did you have via PCS moves? Since most moves in the Military end up paying more then what we end up paying out of pocket, I'd like this answered before I invest.	Roger SSG, What I meant was that my ETS is OCT 11 (Meaning I have a steady paycheck coming in until then). My goal is to do 20 years (still deciding between staying enlisted or becoming an officer) My debt that I incurred came from fixing up my house in SC (getting it ready for rental) prior to moving. The debt came from getting a Loan from American General at a 23% interest rate. Within a year time span ( Jan-2008 to Sept- 2009) I moved from Ft. Jackson to Ft. Sam, Ft. Sam to Ft. Bliss, Ft. Bliss to Ft. Stewart. The reason I moved so many times was because I was trying to aquire my ASI at Ft. Sam Houston. Did my school at Ft. Sam, did my clinicals at Ft. Bliss and got stationed at Ft. Stewart. (add a daughter and a demanding wife and you have yourself a big headache$$$$)
Amen brother...Former Active Duty Marine helping a soldier...good luck..glad to help u out.	thanks man, apreciated.
what is your prosper id for loan you have?	if you look under hatchettaa as my user name u will see it.

Member Payment Dependent Notes Series 411574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411574	$1,000	$1,000	7.68%	1.00%	June 9, 2009	June 15, 2012	June 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411574. Member loan 411574 was requested on June 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Alcatel-Lucent	Debt-to-income ratio:	14.31%
Length of employment:	5 years 11 months	Location:	San Jose, CA

Home town:	Redwood City
Current & past employers:	Alcatel-Lucent, Candera Inc., MAYAN Networks, RadioLAN, GigaLabs, Bay Networks, US Army
Education:	Mission College, Heald College at San Jose, Peru State College

This borrower member posted the following loan description, which has not been verified:

I am currently working on my bachelor's degree, and am taking a couple of summer courses that will cost ~$700 plus books (have to borrow $1K minimum). Rather than floating this on a credit card at a higher interest rate, I'd rather borrow the money here. My employer will reimburse most of the cost upon successful completion of these course. I do have impeccable credit, and I will easily be able to repay the loan. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$167,381.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 411880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
411880	$6,000	$6,000	7.68%	1.00%	June 8, 2009	June 16, 2012	June 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 411880. Member loan 411880 was requested on June 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Harland Fincancial Solutions	Debt-to-income ratio:	8.04%
Length of employment:	8 years 3 months	Location:	Longwood, FL

Home town:	Birmingham
Current & past employers:	Harland Fincancial Solutions
Education:	University of Birmingham, UK

This borrower member posted the following loan description, which has not been verified:

I have a great credit score and am looking to spread out some debt over time rather than take an immediate hit now. My brother is getting married in the UK and this will fund the costs of the trip. My income allows me to easily repay this loan and I plan on repaying it early.

A credit bureau reported the following information about this borrower member on June 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,625.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 412378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412378	$1,500	$1,500	11.89%	1.00%	June 8, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412378. Member loan 412378 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,394 / month
Current employer:	ADP	Debt-to-income ratio:	16.29%
Length of employment:	1 year 3 months	Location:	Jackson, MS

Home town:	Jackson
Current & past employers:	ADP
Education:	Mississippi College

This borrower member posted the following loan description, which has not been verified:

Loan for summer school expenses

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,906.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 412585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412585	$10,000	$10,000	9.63%	1.00%	June 10, 2009	June 17, 2012	June 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412585. Member loan 412585 was requested on June 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Best Buy Co. Inc.	Debt-to-income ratio:	15.70%
Length of employment:	7 years 8 months	Location:	Scottsdale, AZ

Home town:	Fargo
Current & past employers:	Best Buy Co. Inc., Best Buy Co. Inc.
Education:	Arizona State University, University of Phoenix, Minnesota State University-Moorhead, Alexandria Technical College

This borrower member posted the following loan description, which has not been verified:

I have got to get out from under this debt and the only way to do it is to cut up my cards and refiance the amount to a reasonable rate. I have good credit but these cards are killing me - lesson learned!!!!

A credit bureau reported the following information about this borrower member on June 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,679.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Johnhuls, You are asking for 10K but above shows you have over $34K in revolving credit balances. Is part of that a HELOC and how much? Or are other cards at a fixed low rate? If possible a quick budget would be useful to see your plan to pay off your short term debt. Thanks, samos	Heloc=26K@3.25%; CC balances=7K@29.99% highest, 14.816% effective. Currently paying $700 per month towards CC balances and $350 towards Heloc.
Are you having your income verified? Also what assurances can you give me that you will not be back in the same trouble in a year? Please provide me with your budget AFTER this new loan is funded. Thanks	First, I am not in trouble. I have adequate revenue resources to pay my current obligations and a plan to pay off the debt if this loan is not approved. I am just restructuring the debt. My goal is to adjust the CC debt in the future to an optimum level of about 10% of available credit to maximize FICO. That's it. There is a method and a plan here. I have not missed or been late with a payment in the last serveral years.
Can you give a description of your job position at Best Buy? Retail is a very tough industry these days, and although LC shows that you've been with the company quite a while, I'm curious as to what you think your job security is like going forward. Thanks.	I am a business to business IT systems engineering manager. I don't work in a traditional store, but directly with small business clients. I have a MBA and two undergrad degrees in Information Systems and Business. Job security and earnings potentials are high.

Member Payment Dependent Notes Series 412824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
412824	$1,800	$1,800	12.21%	1.00%	June 9, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 412824. Member loan 412824 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Newark Emergency Services for Families	Debt-to-income ratio:	1.93%
Length of employment:	1 year 2 months	Location:	PLAINFIELD, NJ

Home town:	Livingston
Current & past employers:	Newark Emergency Services for Families, Babyland Family Services, BUF Health and Human Services
Education:	Kean University, Morgan State University

This borrower member posted the following loan description, which has not been verified:

Honestly, I really would like to consolidate all of my debt into one lump sum. It goes without saying that paying off ONE debt, on a monthly basis, is much easier than paying off 5 or 6. Too many different interest rates, too many dates to remember, and in too many directions my money is being pulled. I feel this would be a great opportunity for me to pay off my debt, terminate one or two of my credit cards, and start fresh. I would utilize this loan to pay off any and all credit cards, account fees, medical expenses, etc. This loan would be an unbelievable help to me. I am willing and ready to set up an automated deduction plan and/or schedule, to assure you that you get your money on a monthly basis. Please give this application the utmost of your consideration.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,469.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	I pay $300 (monthly) in rent. I spend about $120 on gas a month, especially with gas prices going up again. I pay two life insurance premiums, cell phone bill, tuition, day care, parking, and savings. I'm sure I am forgetting something. Ah, and I have a son.

Member Payment Dependent Notes Series 413003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413003	$2,000	$2,000	14.42%	1.00%	June 10, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413003. Member loan 413003 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Maya Lin Studio	Debt-to-income ratio:	13.42%
Length of employment:	1 year 7 months	Location:	BROOKLYN, NY

Home town:	North Brunswick
Current & past employers:	Maya Lin Studio
Education:	New Jersey Institute of Technology

This borrower member posted the following loan description, which has not been verified:

For personal reasons, I suddenly need to find a new apartment. While this is not so great news, the good news is that I'll be better off financially. I'll be paying less per month, and able to quickly repay this generous offer. I'll also be able to save more myself! So this loan is simply to cover the initial expenses - security deposit (which I will be getting back from my current apartment - equal to half this loan), upfront costs, etc. I guess I should say that this move is not financially related (eg, I have not lost my job or can't cover my rent), but purely personal, and quite sudden and unexpected. If I do receive this offer, I will be forever grateful, and will have saved years worth of anxiety. Thanks, in advance, for your consideration and (possible) assistance. All the best.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,719.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 413088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413088	$1,500	$1,500	7.37%	1.00%	June 9, 2009	June 18, 2012	June 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413088. Member loan 413088 was requested on June 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Saint Paul Academy and Summit School/ Saint Paul Parks and Recreation	Debt-to-income ratio:	13.57%
Length of employment:	8 years	Location:	Saint Paul, MN

Home town:	Saint Paul
Current & past employers:	Saint Paul Academy and Summit School/ Saint Paul Parks and Recreation, Saint Paul Parks and Recreation
Education:	Concordia University-Saint Paul

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to put in a bathroom in the basement of my house. I consider myself a low risk, because I have a high credit rating, a secure full-time, and part-time job.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,105.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 413718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413718	$4,000	$4,000	12.21%	1.00%	June 10, 2009	June 20, 2012	June 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413718. Member loan 413718 was requested on June 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Bass Pools Inc.	Debt-to-income ratio:	3.60%
Length of employment:	3 months	Location:	Jacksonville, FL

Home town:	Huntington
Current & past employers:	Bass Pools Inc., United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

I have been a loyal Chase customer for about four years now. I have never missed or even been late making a payment to them. A few months ago I received a notice that my already high interest rate would be getting even higher. I decided I no longer wanted to be part of a system that punishes its good, loyal, hard working customers. I am requesting this loan to pay off my remaining balances and consolidate my debt. If I receive this loan I will continue to make my payments on time and in full as I have been doing with Chase for the past four years. I have steady employment with Bass Pools in Jacksonville Beach, Florida and take my loan repayment responsibilities very seriously. Thank You, Michael A. Patrick

A credit bureau reported the following information about this borrower member on June 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,155.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan. How soon will you be able to fax in the required documents to Lending Club to verify your stated income on this loan?	As soon as requested.
How much and what are your itemized monthly expenses?	rent- $250.00 utilities- $125.00 insurance- $65.00 credit cards- $70.00(will be zero if i recieve this loan) fuel- $80.00
When you can please contact Lending Club and provide them with income verification information. Please tell more about what you do at Bass Pools Inc. and how's the business impacted by the down turn in the housing industry?	I perform pool maintenance for Bass Pools. While the economic down turn is causing problems for some of the smaller pool businesses Bass Pools has the capitol to continue to grow.
You mention "steady employment" with Bass Pools, yet the listing cites only three months. What did you do before working at Bass Pools? Your credit card payments of $70 may be zeroed by this loan, but your debt payment will actually rise to a payment of $133/month for this credit card reduction loan. Do you plan to stop using the cards? Do you presently pay more than minimums to reduce your debt? Do you put anything into savings each month?	Before working for Bass Pools I was employed for twenty six months at Paschal Brothers Hardware. The reason for the change in employment was Bass Pools pays the same money fpr less hours worked. I will not be using these credit cards any longer however I plan to keep the accounts open as not to effect my credit score. I do pay more than the minimums in varying amounts to reduce my debt. I try and put two hundred dollars into savings each month.

Prospectus Supplement (Sales Report) No. 34 dated June 10, 2009